STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement ("Agreement") is made as of July 16, 1998, by Kennedy-Wilson, Inc. a Delaware corporation ("Buyer"), and Heitman Financial Ltd., an Illinois corporation ( "Seller").


                                    RECITALS

          Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Heitman Properties Ltd., an Illinois corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

          The parties, intending to be legally bound, agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

          "Acquired   Companies"   --  the   Company   and   the   Subsidiaries,
collectively.

          "Applicable  Contract" -- any Contract included in the Retained Assets
(a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it which is included in the Retained Assets is or may become bound.

          "Balance Sheet" -- as defined in Section 3.4.

          "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or material breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) other than the Buyer or Seller or a Related Person thereof or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          "Buyer" -- as defined in the first paragraph of this Agreement.

          "Buyer's Advisors"--as defined in Section 5.1.

          "Closing" -- as defined in Section 2.3.

          "Closing Date" -- the date and time as of which the Closing actually takes place.

          "Company" -- as defined in the Recitals of this Agreement.

          "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

          (a) the sale of the Shares by Seller to Buyer;

          (b) the execution, delivery, and performance of the Mutual Release;

          (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Shares and power to exercise control over the Acquired Companies.

          "Contract"  --  any  agreement,  contract,  obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is or purports to be legally binding.

          "Damages" -- as defined in Section 10.2.

          "Disclosure Letter" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement and which is so identified therein by the parties hereto.

          "Employee Benefit Plan"--as defined in Section 3.13.

          "Employee Benefits Agreement"--as defined in Section 7.9.

          "Encumbrance" -- any mortgage, charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environmental Claims" -- as defined in Section 3.19.

          "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility of the Acquired Companies arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; or

          (c) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA") as in effect on or before the Closing Date and not including any change in such law which may be made after the Closing Date, irrespective of whether such change is made effective as of a date prior to the Closing Date.

          "Environmental Law" -- the meaning provided in Section 3.19; provided, however, that the term Environmental Law does not include any change in such law after the Closing Date, irrespective of whether such change is made effective as of a date prior to the Closing Date.

          "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Excluded Assets"--as defined in Section 2.5(a).

          "Facilities" -- any real property and improvements currently or formerly owned, leased or occupied by any Acquired Company; provided, however, that the term Facilities does not include any real property currently or formerly owned or leased by any Acquired Company as trustee for the benefit of another or any real property currently or formerly managed by any Acquired Company directly or indirectly for an owner of such property, irrespective of whether any such property may be occupied by an Acquired Company.

          "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

          "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government; or

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
(including any governmental agency, branch, department, official, or entity and any court or other tribunal).

          "Guaranty"--the guaranty given by United Asset Management Corporation ("UAM") to Buyer pursuant to Section 2.4(a)(iv).

          "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities.

          "Hazardous Materials" -- as defined in Section 3.19.

          "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Indemnified Claims"--as defined in Section 10.7.

          "Indemnified Persons"--as defined in Section 10.2.

          "Indemnity" -- the indemnity given by UAM to Buyer pursuant to Section 2.4(a)(v).

          "Intellectual Property Assets" -- as defined in Section 3.22.

          "Interim Balance Sheet" -- as defined in Section 3.4.

          "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) such individual, acting prudently, would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

Seller, the Company, and the Acquired Companies will be deemed to have "Knowledge" of a particular fact or other matter if and only if any Senior Executive has, or at any time had, Knowledge of such fact or other matter prior to the Closing.

          "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, consent decree, judgment, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty as in effect prior to the Closing and excluding any change therein which may be made after the Closing, irrespective of whether such change is made effective as of a date prior to the Closing.

          "Mutual Release" -- as defined in Section 2.4(a)(ii).

          "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions as in effect prior to the Closing and excluding any change therein which may be made after the Closing, irrespective of whether such change is made effective as of a date prior to the Closing..

          "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator prior to the Closing..

          "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the shareholders of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, committee, department, organization, labor union, or other entity or Governmental Body whether having a distinct legal identity or not.

          "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, mediator or arbitrator.

          "Related Person" -- with respect to a particular individual:

          (a) any Person that is directly or indirectly Controlled by such individual;

          (b) any Person in which such individual holds a Material Interest; and

          (c) any Person with respect to which such individual serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly Controls, is directly or indirectly Controlled by, or is directly or indirectly under common Control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any  Person  in  which  such  specified  Person  holds a  Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related  Person of any  individual  described in clause (b) or
(c).

For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person; and "Control" or "Controlled" means, with respect to any Person, the ability to make or veto all management decisions on behalf of such Person. Related Person does not include any owner of any property managed by any of the Acquired Companies other than Seller, if applicable.

          "Release"--as defined in Section 3.19.

          "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Retained Assets"--as defined in Section 2.5(b).

          "Retained Liabilities"--as defined in Section 2.5(c)(ii).

          "Retained Liabilities Indemnity Agreement"--as defined in Section 2.5(c)(ii).

          "Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Seller" -- as defined in the first paragraph of this Agreement.

          "Seller Assumed Liabilities"--as defined in Section 2.5(c)(i). Seller Assumed Liabilities which apply to a period beginning before and ending after the Closing Date will be prorated as of the Closing Date and Seller will be responsible for payment of the prorata portion of such liabilities relating to the period before the Closing Date and the Acquired Companies will be responsible for the prorata portion of such liabilities relating to the period after the Closing Date, as provided in the Seller Assumed Liabilities Agreement and the Retained Liabilities Indemnity Agreement.

          "Seller  Assumed   Liabilities   Agreement"--as   defined  in  Section
2.5(c)(i).

          "Senior  Executives"--the   individuals  listed  on  Schedule  1.EXECS
hereto.

          "Shares" -- as defined in the Recitals of this Agreement and as more particularly described in Schedule 1.SHS hereto.

          "Subsidiaries" -- the corporations listed on Schedule 1.SUBS hereto.

          "Tax" or "Taxes" - shall mean any and all taxes, assessments, charges, duties, fees, levies or other governmental charges (whether federal, state, local or foreign), including without limitation income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, value added, ad valorem, transfer, capital gains, stamp, license and other taxes of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto.

          "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the environment that may result from such Release.

          "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

          "UAM"--as defined in the definition of "Guaranty" above.

          2. SALE AND TRANSFER OF SHARES; CLOSING; RETAINED ASSETS

          2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

          2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be Twenty Million Dollars ($20,000,000.00).

          2.3 CLOSING. Subject to the provisions of Section 9, the purchase and sale of the Shares (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 1880 Century Park East, Suite 1150, Los Angeles, California 90067 at 10:00 a.m. (local time) on the date that is the later of (i) thirty (30) days after the date of this Agreement or (ii) the date that is five (5) business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may agree in writing. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 alone will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          2.4  CLOSING OBLIGATIONS. At the Closing:

               (a)   Seller will deliver to Buyer:

                    (i) a certificate or certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with all necessary transfer tax and other revenue stamps acquired at Seller's expense, affixed and canceled free and clear of all encumbrances and with signatures guaranteed by a commercial bank;

                    (ii) a release in the form of Exhibit 2.4(a)(ii) executed by Seller, UAM and the Acquired Companies (the "Mutual Release"); and

                    (iii) a certificate executed by a duly authorized officer of Seller, which officer shall be a Senior Executive, stating to Buyer that, to the Knowledge of such officer, each of Seller's representations and warranties in this Agreement was materially accurate in all respects as of the date of this Agreement and is materially accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter made by Seller and delivered to Buyer prior to the Closing);

                    (iv) the Guaranty to Buyer in the form of Exhibit 2.4(a)(iv) executed by UAM;

                    (v) the Indemnity to Buyer in the form of Exhibit 2.4(a)(v) executed by UAM; and

                    (vi) the additional documents described in Section 7.4.

               (b)  Buyer will deliver to Seller or Seller's designee:

                    (i) by wire transfer of immediately available federal funds in the amount of Twenty Million Dollars ($20,000,000.00); and

                    (ii) a certificate executed by a duly authorized officer of Buyer stating to Seller that, to the Knowledge of such officer, each of Buyer's representations and warranties in this Agreement was materially accurate in all respects as of the date of this Agreement and is materially accurate in all respects as of the Closing Date as if made on the Closing Date.

                    (iii) the additional documents described in Section 8.3.

          2.5  RETAINED AND EXCLUDED ASSETS AND LIABILITIES.

               (a) The Acquired Companies shall distribute and transfer the following assets, properties, rights, and interests (the "Excluded Assets") to Seller prior to the Closing and retain no interest whatsoever in such Excluded
Assets: (i) the retail property management agreements described in Schedule 2.5(a)(i) hereto, (ii) the name "Heitman Properties, Ltd." and all derivatives thereof, (iii) the management information systems of Seller consisting of the items described on Schedule 2.5(a)(iii) hereto, (iv) the shares of stock of the corporations listed or described on Schedule 2.5(a)(iv) hereto, (v) rights to indemnification or contribution under insurance contracts or otherwise in respect of any of the Seller Assumed Liabilities, (vi) cash, accounts and notes receivable (including, without limitation, receivables and claims to payment in respect of liabilities and obligations of Seller or any of its Related Persons to any of the Acquired Companies), refunds and rebates, and other assets of the type included as current assets in the Balance Sheet (except deposits under leases which are not included in the Seller Assumed Liabilities and excluding all tenant deposits with Acquired Companies under property management agreements other than deposits under retail property management agreements), and (vii) assets listed on Schedule 2.5(a)(vii) hereto. Seller acknowledges that subsequent to the Closing Date, Buyer must file name change applications with state corporate and real estate authorities throughout the United States, and that it would be impractical for Buyer to immediately cease further use of the name "Heitman Properties Ltd." or any derivative thereof now in use in connection with the Acquired Companies' businesses on the Closing Date.
Therefore, Seller hereby irrevocably grants to Buyer a royalty-free non-exclusive right and license to use the trade name/service mark "Heitman Properties Ltd." and all derivatives thereof in use in connection with the Acquired Companies' business on the Closing Date (excluding the names Heitman Financial and Heitman Capital Management) in connection with the operation of the property management business for a period ending on December 31, 1998 or, with respect to any particular "Heitman" named entity, until all required name change efforts are successfully completed, whichever is earlier.

               (b) The Acquired Companies shall not distribute or transfer any of their assets, properties, rights, and interests (other than the Excluded Assets) to Seller or any Related Person and shall retain and continue to own as of the Closing the following assets, properties, rights, and interests (the "Retained Assets"): (i) the outstanding shares of stock of the Subsidiaries,
(ii) the tangible personal property reflected in the Balance Sheet or acquired by any of the Acquired Companies in the Ordinary Course of Business since the date of the Balance Sheet (less any of such property which is disposed of in the Ordinary Course of Business prior to the Closing), (iii) the Applicable Contracts described in Schedule 2.5(b)(iii) hereto, (iv) assets listed on
Schedule 2.5(b)(iv) hereto, and (v) all other assets that are not Excluded Assets..

               (c)  At the Closing:

                    (i) Seller will execute and deliver to Buyer an agreement in the form of Exhibit 2.5(c)(i) hereto (the "Seller Assumed Liabilities Agreement") pursuant to which Seller will assume and agree to indemnify the Acquired Companies and Buyer and its Related Persons against the liabilities and obligations of the Acquired Companies described therein (the "Seller Assumed Liabilities"), which shall consist generally of all liabilities and obligations of the Acquired Companies under Contracts which are not Applicable Contracts, accounts payable and accrued expenses of the Acquired Companies as of the Closing Date, liabilities of the Acquired Companies to Seller included in the Balance Sheet, and other liabilities which are not Retained Liabilities as of the Closing Date. In the event of any conflict between this Agreement and the Seller Assumed Liabilities Agreement, the applicable provisions of the Seller Assumed Liabilities Agreement shall control and the inconsistent provisions of this Agreement shall be disregarded.

                    (ii) Buyer and the Acquired Companies will execute and deliver to Seller an agreement in the form of Exhibit 2.5(c)(ii) hereto (the "Retained Liabilities Indemnity Agreement") pursuant to which Buyer and the Acquired Companies will agree to indemnify Seller and its Related Persons against the liabilities and obligations of the Acquired Companies other than the Seller Assumed Liabilities (the "Retained Liabilities"), which shall consist generally of all liabilities and obligations of the Acquired Companies under the Applicable Contracts subject to the indemnity obligations of Seller hereunder with respect to liabilities resulting from any breach of an Applicable Contract prior to the Closing. In the event of any conflict between this Agreement and the Retained Liabilities Indemnity Agreement, the applicable provisions of the Retained Liabilities Indemnity Agreement shall control and the inconsistent provisions of this Agreement shall be disregarded.

                    (iii) Buyer, Seller and the Acquired Companies will execute and deliver a Transitional Services Agreement in the form of Exhibit 2.5(c)(iii) hereto (the "Transitional Services Agreement") with respect to management of the properties described therein after the Closing.

          3. REPRESENTATIONS AND WARRANTIES OF Seller. Seller represents and warrants to Buyer as follows:

          3.1  ORGANIZATION AND GOOD STANDING.

               (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Seller and each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Seller and each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to have such qualification would result in a material liability of the Acquired Companies taken as a whole or the impairment of the ability of any Acquired Company to conduct its business as such business has been conducted.

               (b) Seller has delivered to Buyer true, complete and correct copies of the Organizational Documents of each Acquired Company, as currently in effect.

          3.2   AUTHORITY; NO CONFLICT.

               (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Mutual Release, the Mutual Release will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Mutual Release and to perform its obligations under this Agreement and the Mutual Release.

               (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                    (i) materially contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                    (ii) materially contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the material assets owned or used by any Acquired Company, may be subject;

                    (iii) materially contravene, conflict with, or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                    (iv) cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax (other than any Tax which is included in the Seller Assumed Liabilities);

                    (v) cause any of the Retained Assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                    (vi) materially contravene, conflict with, or result in a material violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract included in the Retained Assets; or

                    (vii)   result  in  the   imposition   or  creation  of  any
Encumbrance upon or with respect to any of the Retained Assets owned or used by any Acquired Company.

          Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3 CAPITALIZATION. The authorized and outstanding equity securities of the Company are as described in Schedule 3.3 hereto. The shares which are issued and outstanding are as set forth in Schedule 3.3 and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. All of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by Seller (or one of the Acquired Companies) free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company other than this Agreement. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

          3.4 FINANCIAL STATEMENTS. Seller has delivered to Buyer: (a) unaudited consolidated pro forma and adjusted balance sheets of the Acquired Companies as at December 31 in each of the years 1995 through 1997, inclusive, and the related unaudited consolidated pro forma and adjusted statements of income for each of the fiscal years then ended, and (b) an unaudited consolidated pro forma and adjusted balance sheet of the Acquired Companies as at March 31, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated pro forma and adjusted statements of income for the three months then ended. Such financial statements fairly present the financial condition and the results of operations of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except for the lack of notes which, if included, would not disclose material liabilities or obligations of the Acquired Companies which are not either reflected in such financial statements or elsewhere in this Agreement or the Disclosure Letter) consistently followed throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end  adjustments  (the  effect of which  will not,  individually  or in the aggregate, be materially adverse) and subject to the allocation and/or elimination of income and expense items between the Acquired Companies and Seller and other Related Persons determined by Seller and Buyer to be reasonable; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in Part 3.4 of the Disclosure Letter.

          3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

          3.6 TITLE TO PROPERTIES; ENCUMBRANCES. The Acquired Companies do not own any real property for their own account. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all leaseholds owned by any Acquired Company. Seller has delivered or made available to Buyer copies of all leases in the possession of Seller or the Acquired Companies and relating to such leaseholds. The Acquired Companies own good, valid and marketable title to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities leased or occupied by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All properties and assets of the Acquired Companies are free and clear of all Encumbrances and other (a) mortgages, leases or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due. Anything set forth in this Agreement to the contrary notwithstanding, references herein to properties and assets of any of the Acquired Companies do not include properties and assets managed by any of the Acquired Companies which are owned by others.

          3.7  INTENTIONALLY OMITTED.

          3.8  INTENTIONALLY OMITTED.

          3.9  INTENTIONALLY OMITTED

          3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof, liabilities and obligations under the Applicable Contracts, the Retained Liabilities, and the Seller Assumed Liabilities.

          3.11 TAXES.

               (a) Part 3.11 of the Disclosure Letter lists all material types of Taxes paid or owed by the Acquired Companies and material types of Tax Returns filed by or on behalf of the Acquired Companies, and indicates those Taxes with respect to which the Acquired Companies are or have been members of a consolidated, unitary or combined group.

               (b)  Except as set forth in Part 3.11 of the Disclosure Letter:

                    (i) All Tax Returns required to be filed by or on behalf of the Acquired Companies have been duly filed, and all Taxes shown as payable on such Tax Returns have been paid.

                    (ii) All Taxes due by or with respect to the Acquired Companies have been paid or adequately disclosed and fully provided for on the books and records of the Acquired Companies in accordance with GAAP, and no deficiencies for any such Taxes have been asserted to or assessed against or with respect to the Acquired Companies, other than assessments that have been fully paid or otherwise fully settled.

                    (iii) To the Knowledge of Seller, the Acquired Companies or any of the Senior Executives, no governmental audits or investigations with respect to Taxes relating to the Acquired Companies are in progress, and neither Seller nor the Acquired Companies have received any notice from any taxing authority that it intends to conduct such an audit or investigation.

                    (iv) The Acquired Companies are not parties to any Tax sharing, Tax allocation, Tax indemnification or similar agreement pursuant to which any of the Acquired Companies will have any liability to make any payments after the date of this Agreement.

                    (v) All tax returns filed by or on behalf of the Acquired Companies for the Tax years ending on the respective dates set forth in Part
3.11 of the Disclosure Letter have been examined by the applicable taxing authority or the statute of limitations with respect to such returns has expired, and no waiver with respect to any such statute of limitations is in effect.

               (c) Neither Seller nor the Acquired Companies have consented, pursuant to Section 341(f) of the IRC, to have such Section apply to any disposition of any asset owned by the Acquired Companies.

               (d) All taxes relating to the income, properties or operations of the Acquired Companies or payments by the Acquired Companies which the Acquired Companies are required to withhold or collect, have been duly withheld and collected and have been timely paid over to the proper authorities to the extent due and payable.

               (e) Each of the Acquired Companies is a member of Seller's or Indemnitor's affiliated group (as such term is defined in Section 1504 of the IRC). Seller will be eligible to make an election under Section 338(h)(10) of the IRC with respect to the sale of the Shares of the Company.

          3.12 NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Acquired Companies taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, or in the results of operations or prospects, of the Acquired Companies taken as a whole, except in the Ordinary Course of Business; and, (y) to the Knowledge of Seller, no fact or condition exists or is contemplated or threatened which Seller believes will cause a material adverse change in the business of the Acquired Companies taken as a whole in the foreseeable future.

          3.13 EMPLOYEE BENEFIT PLANS.

               (a) List of Plans. Set forth in Part 3.13 of the Disclosure Letter is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs"), under
Section 501(c)(9) of the IRC, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors of the Acquired Companies, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by any Acquired Company (including, for this purpose and for the purpose of all of the representations in this Section 3.13, any predecessors to any Acquired Company and all employers (whether or not incorporated) that would be treated together with any Acquired Company and/or Seller as a single employer
(1) within the meaning of Section 414 of the IRC, or (2) as a result of any Acquired Company and/or Seller being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").

               (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the IRC, except to the extent that any failure to so comply would not result in any material liability to the Acquired Companies, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the IRC. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. No Acquired Company has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under
Section 401(a) of the IRC, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

               (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to
Section 412 of the IRC or Section 302 or Title IV of ERISA. No Acquired Company has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the IRC or ERISA) or any "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA).

               (d) Liabilities. No Acquired Company maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the IRC) that has not been administered and operated in all respects in compliance with the applicable requirements of
Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the IRC and no Acquired Company is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the IRC meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the IRC applicable thereto. No Acquired Company maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the IRC) with respect to which an excise tax could be imposed.

               No Acquired Company maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the IRC) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and no Acquired Company has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. No Acquired Company has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the IRC. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of Seller or any Acquired Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

               No Acquired Company has incurred any liability for any tax or excise tax arising under Chapter 43 of the IRC, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

               There are no actions, suits, claims or disputes pending, or, to the best Knowledge of the Acquired Company and Seller, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against any Acquired Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

               (e) Contributions. Full payment has been timely made of all amounts which any Acquired Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which any Acquired Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best Knowledge of Seller and the Acquired Companies and its subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Acquired Companies have made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

               (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the IRC has, as currently in effect, been determined to be so qualified by the IRS. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the IRC has, as currently in effect, been determined to be so exempt by the IRS. Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the IRC. Since the date of each most recent determination referred to in this paragraph
(f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

               (g) Transactions. No Acquired Company and none of their respective directors, officers, employees or, to the Knowledge of Seller and the Acquired Companies, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the IRC or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

               (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the IRC), acceleration, vesting or increase in benefits to any employee or former employee or director of any Acquired Company or any of its subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

               (i) Documents. Seller has made available to Buyer for review and copying true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable):
(i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the IRC or exempt under Section 501(a) or 501(c)(9) of the IRC; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and record keeping agreements and collective bargaining agreements.

          3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATION.

          (a) Except as set forth in Part 3.14 of the Disclosure Letter and except with respect to matters which have heretofore been concluded without any resultant material adverse impact on the business, operations, assets, condition or prospects of any Acquired Company:

               (i) each Acquired Company is, and at all times since the date of its respective incorporation has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Acquired Company of, or a failure on the part of any Acquired Company to materially comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) no Acquired Company has received, at any time since the date of its respective incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature under any law in effect on or prior to the Closing Date.

          (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise, to the Knowledge of Seller or the Acquired Companies, relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect, except as set forth in Part 3.14 of the Disclosure Letter and except with respect to matters which have heretofore been concluded without any resultant material adverse impact on the business, operations, assets, condition or prospects of any Acquired Company:

               (i) each Acquired Company is, and at all times since the date of its respective incorporation has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to materially comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

               (iii) no Acquired Company has received, at any time since the date of its respective incorporation, any written notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or failure to materially comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

To the Knowledge of Seller and the Acquired Companies, the Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets. Anything set forth herein to the contrary notwithstanding, this Section 3.14 does not apply to Environmental Laws and
Section 3.19 is the  exclusive  representation  and  warranty  contained in this
Agreement with respect to compliance by the Acquired Companies with Environmental Laws.

          3.15 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding to the Knowledge of Seller and the Acquired
Companies:

                    (i) that has been commenced by or against any Acquired Company or that may materially and adversely affect the business of, or any of the assets owned or used by, any Acquired Company; or

                    (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Seller and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.15 of the Disclosure Letter. To the Knowledge of Seller and the Acquired Companies, neither the Proceedings listed in Part 3.15 of the Disclosure Letter nor the resolution thereof, individually or in the aggregate, will have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

               (b)   Except as set forth in Part 3.15 of the Disclosure Letter:

                    (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                    (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                    (iii) To the Knowledge of Seller or the Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

               (c) Except as set forth in Part 3.15 of the Disclosure Letter and except with respect to matters which have heretofore been concluded without any resultant material adverse impact on the business, operations, assets, condition or prospect of any Acquired Company:

                    (i) each Acquired Company is, and at all times since the date of its respective incorporation has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                    (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to materially comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                    (iii) no Acquired Company has received, at any time since the date of its respective incorporation , any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to materially comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

               (d) Anything set forth in this Agreement to the contrary notwithstanding, this Section 3.15 does not apply to any Proceeding which does not include any of the Acquired Companies as a party or any Order which is not against any of the Acquired Companies, irrespective of whether such Proceeding or Order relates to or may affect assets managed by any of the Acquired Companies for another owner.

          3.16  ABSENCE OF CERTAIN  CHANGES AND  EVENTS.  Except as set forth in
Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

               (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b) amendment to the Organizational Documents of any Acquired Company;

               (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

               (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

               (f)  entry  into,   termination  of,  or  receipt  of  notice  of
termination of (i) any material property management agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000 per year;

               (g) lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $50,000;

               (i) material change in the accounting methods used by any Acquired Company; or

               (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.


          3.17 CONTRACTS; NO DEFAULTS.

               (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $10,000;

                    (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $10,000;

                    (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

                    (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                    (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                    (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                    (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                    (ix) each power of attorney granted by any Acquired Company to an attorney-in-fact of such Acquired Company that is currently effective and outstanding;

                    (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                    (xi) each Applicable Contract for capital expenditures in excess of $50,000;

                    (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                    (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

               (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

                    (i) Seller (and no Related Person other than Acquired Companies or any other party to a property management agreement) has no nor shall acquire any rights under, and Seller has no nor shall become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                    (ii) no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

               (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Applicable Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

               (d) Except as set forth in Part 3.17(d) of the Disclosure Letter and except with respect to matters which have heretofore been concluded without any resultant material adverse impact on the business, operations, assets, condition or prospects of any Acquired Company:

                    (i) each Acquired Company is, and at all times since the date of its respective incorporation has been, in material compliance with all applicable terms and requirements of each Applicable Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound (provided, however, that this subparagraph (i) does not require disclosure regarding compliance with any Legal Requirement or Environmental Law in addition to the disclosures required under Sections 3.14 and 3.19);

                    (ii) each other Person that has or had any obligation or liability under any Applicable Contract under which an Acquired Company has or had any rights is, and at all times since has been, in material compliance with all applicable terms and requirements of such Applicable Contract;

                    (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may materially contravene, conflict with, or result in a material violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                    (iv) no Acquired Company has given to or received from any other Person, at any time since the date of its respective incorporation, any written notice or other communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

               (e) Except as disclosed in Part 3.17(e) of the Disclosure Letter, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Applicable Contract with any Person and no such Person has made written demand for such renegotiation.

               (f) The Applicable Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in material violation of any Legal Requirement.

          3.18 INSURANCE.

               (a)  Seller has made available to Buyer for review and copying:

                    (i) true and complete copies of all insurance certificates and policies of insurance to which any Acquired Company is a named insured or under which any Acquired Company, or any director of any Acquired Company, is or has been covered as an insured at any time within the three years preceding the date of this Agreement;

                    (ii) true and complete copies of all pending applications for policies of insurance with respect to the Acquired Companies; and

               (b)  Part 3.18(b) of the Disclosure Letter describes:

                    (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                    (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                    (iii) all material obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

               (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

                    (i) a summary of the loss experience under each policy;

                    (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000, which sets forth:

                         (A) the name of the claimant;

                         (B) a  description  of the policy by  insurer,  type of
insurance, and period of coverage; and

                         (C) the  amount and a brief  description  of the claim;
and

                    (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

                    (i) To the Knowledge of Seller and the Acquired Companies, all policies to which any Acquired Company is a party or that provide coverage to either Seller, any Acquired Company, or any director or officer of an Acquired Company:

                         (A) are valid, outstanding, and enforceable;

                         (B) are issued by an insurer that is financially  sound
and reputable;

                         (C) taken together, provide adequate insurance coverage
for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                         (D)  are  sufficient  for  compliance  with  all  Legal
Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                         (E) will  continue  in full force and effect  following
the consummation of the Contemplated Transactions; and

                         (F)  do  not  provide  for  any  retrospective  premium
adjustment or other experienced-based liability on the part of any Acquired Company.

                    (ii) No Seller or Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                    (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                    (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

          3.19  ENVIRONMENTAL MATTERS.

               (a)  Environmental  Laws and Regulations.  Except as set forth in
Part 3.19 of the Disclosure Letter, to the Knowledge of Seller, (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Facilities or any property adjoining or adjacent to any Facilities, (b) Hazardous Materials have not at any time been released or disposed of on any Facilities or any property adjoining or adjacent to any Facilities, (c) the Acquired Companies are in compliance with respect to any Facilities in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws , (d) there are no past, pending or threatened Environmental Claims against the Acquired Companies or any Facilities, (e) there are no facts or circumstances, conditions or occurrences regarding any Facilities or any property adjoining or adjacent to any Facilities, that could reasonably be anticipated (A) to form the basis of an Environmental Claim against the Acquired Companies or any Facilities or (B) to cause such Facilities to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, and (f) there are not now and never have been any underground storage tanks located on any Facilities or on any property adjoining or adjacent to any Company Property.

               "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

               "Environmental Law" means any Legal Requirement relating to the environment, health, safety or Hazardous Materials in effect on or before the Closing Date and excluding any change in such law of legal requirement made after the Closing Date, irrespective of whether such change is made effective as of a date prior to the Closing Date, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.

               "Environmental   Claims"   means  any  and  all   administrative,
regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of this definition, "Claims") or any permit issued under any such Environmental Law, including without limitation
(i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          3.20 EMPLOYEES.

               (a) Schedule 3.20 hereto contains a complete and accurate schedule of all employment contracts and consulting agreements to which the Acquired Companies are a party or otherwise bound to and Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each "corporate staff" employee (i.e., employees who are paid by the Acquired Companies as opposed to employees whose compensation is reimbursed by owners of properties managed by the Acquired Companies) or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Employee Benefit Plan.

               (b) To the Knowledge of Seller, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Acquired Companies by any such employee or director. To Seller's Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

               (c) No employee or director of any Acquired Company will be a party to, or will otherwise be bound by, any agreement or arrangement with Seller or any Related Person of Seller immediately following the Closing.

               (d) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          3.21 LABOR RELATIONS; COMPLIANCE. Since the date of its respective incorporation, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since the date of its respective incorporation and except with respect to matters which have heretofore been concluded without any resultant material adverse impact on the business, operations, assets, condition or prospects of any Acquired Company, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          3.22 INTELLECTUAL PROPERTIES. The operation of the business of the Acquired Companies requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed in
Part 3.22 of the Disclosure Letter attached hereto and rights granted to the Acquired Companies pursuant to agreements listed in Part 3.22 of the Disclosure Letter. Within the six year period immediately prior to the date of this Agreement, the business of the Acquired Companies made use of no Intellectual Property rights other than rights under Intellectual Property listed in Part
3.22 of the Disclosure Letter and rights granted to the Acquired Companies pursuant to agreements listed in Part 3.22 of the Disclosure Letter. Except as otherwise set forth in Part 3.22 of the Disclosure Letter, the Acquired Companies own all right, title and interest in the Intellectual Property listed in Part 3.22 of the Disclosure Letter including, without limitation, exclusive rights to use and license the same. Each item of Intellectual Property listed in
Part 3.22 of the Disclosure Letter has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth in Part 3.22 of the Disclosure Letter, no claim adverse to the interests of the Acquired Companies in the Intellectual Property or agreements listed in Part 3.22 of the Disclosure Letter has been made in litigation or otherwise. To the Knowledge of Seller, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated any Acquired Company's right in any of the
Intellectual Property or agreements listed in Part 3.22 of the Disclosure Letter. Except as set forth in Part 3.22 of the Disclosure Letter, no litigation is pending wherein any Acquired Company is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the Knowledge of Seller, no such claim has been asserted or threatened against any Acquired Company, nor are there any facts that would give rise to such a claim. For purposes of this
Section 3.22, "Intellectual Property" means domestic and foreign patents, patent applications, registered trade marks and service marks, and registered copyrights.

          3.23 CERTAIN PAYMENTS. Since the date of its respective incorporation, except as disclosed in the Disclosure Letter, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or to Seller's Knowledge, any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

          3.24 DISCLOSURE.

               (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (b) No notice given pursuant to Section 5.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

               (c) To the Knowledge of Seller, there is no fact that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller reasonably foresees, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

          3.25 RELATIONSHIPS  WITH RELATED PERSONS.  Except as disclosed in Part
3.25 of the Disclosure Letter, neither Seller nor any Controlled subsidiary of Seller or of any Acquired Company has, or since January 1, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Neither Seller nor any Controlled subsidiary of Seller or of any Acquired Company is, or since January 1, 1998 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company [except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market]. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Seller or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company. Anything set forth in this Agreement to the contrary notwithstanding, for purposes of this Section 3.25, the term "Related Person" of Seller or any of the Acquired Companies does not include (i) any owner of properties or assets managed by any of the Acquired Companies or (ii) other parties to any property management agreements.

          3.26  BROKERS  OR  FINDERS.  Except  as set  forth in Part 3.26 of the
Disclosure Letter, Seller and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Seller shall be responsible for payment of brokerage or finder's fees claimed by brokers or finders as a result of the action of Seller or its officers or agents.

          3.27 PERMITS AND LICENSES. Part 3.27 of the Disclosure Letter describes all permits and licenses which are held or, to the Knowledge of Seller and the Acquired Companies, required to be held by the Acquired Companies by any federal, state or local authority used for or pertaining to the Acquired Companies' businesses. Schedule 3.27 hereto describes all bank accounts, trading accounts and safe deposit boxes maintained by any of the Acquired Companies.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          4.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

          4.4 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than Prudential Securities Incorporated and will indemnify and hold Seller harmless from any such payment alleged to be due by any alleged broker or finder, including without limitation Prudential Securities Incorporated, or through Buyer as a result of the action of Buyer or its officers or agents.

          4.5 NO RESALE OF ACQUIRED COMPANIES. Buyer has no current plans, intentions or expectations of selling any of the Acquired Companies within two years after the Closing Date. Buyer and its officers and agents have not engaged in any discussions or communications with any Person regarding sale of the Acquired Companies after the Closing Date. A sale of any of the Acquired Companies within such two-year period shall not constitute a misrepresentation or breach of warranty if the foregoing representation and warranty was true when made as of the date of this Agreement and as of the Closing Date.

          4.6 FINANCIAL CAPABILITY. Buyer has the financial capability to consummate the Contemplated Transactions.

     5. COVENANTS OF SELLER PRIOR TO CLOSING DATE.

          5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

          5.2 OPERATION OF THE BUSINESS OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Companies to, conduct the business of the Acquired Companies in the Ordinary Course of Business, unless in the good faith but absolute discretion and judgment of Seller or the Company an exception should be made in the conduct of the business of any of the Acquired Companies in the ordinary course, taking into consideration the fact that consummation of the Contemplated Transactions is not assured. If an exception is be made in the conduct of the business of any of the Acquired Companies in the Ordinary Course of Business prior to the Closing, (a) Seller shall give prompt written notice thereof to Buyer, and (b) Buyer shall have the right to terminate this Agreement pursuant to Section 9(b)(i) if such exception results in a failure of any condition in Section 7 to be satisfied as provided therein. Seller will not cause any of the Acquired Companies to conduct business other than in the Ordinary Course of Business prior to the Closing in bad faith solely for the purpose of causing any such condition not to be satisfied and to cause or provoke a termination of this Agreement by Buyer pursuant to Section 9(b)(i).

          5.3 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings relating to the Acquired Companies under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

          5.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

          5.5 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

          5.6 REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, Seller will use commercially reasonable efforts to cause the conditions in Sections 7 and 8 to be satisfied.

          5.7 DISPOSITION OF EXCLUDED ASSETS. Between the date of this Agreement and the Closing Date, Seller will cause the Acquired Companies to distribute and transfer the Excluded Assets to Seller or a Related Person of Seller.

          5.8 CHARTER DOCUMENTS. Between the date of this Agreement and the Closing Date, Seller will not allow any of the Acquired Companies to modify materially its articles or certificate of incorporation or bylaws without the prior written consent of Buyer, which consent will not unreasonably be withheld.

     6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE.

          6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings relating to Buyer under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          7.1 ACCURACY OF REPRESENTATIONS. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter which Buyer reasonably considers to contain a disclosure which is materially adverse to the business, assets, condition or prospects of the Acquired Companies. If Buyer shall discover any inaccuracy in any such representation and warranty prior to the Closing, Buyer shall give prompt written notice thereof to Seller prior to the Closing, failing which Buyer shall be deemed to have waived all rights resulting from such inaccuracy.

          7.2   SELLER'S PERFORMANCE.

               (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

               (b) Each  document  required to be delivered  pursuant to Section
2.4 must have been executed and delivered, and each of the other covenants must have been performed and complied with in all material respects.

          7.3 CONSENTS. Each Consent identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 3.2, must have been obtained and must be in full force and effect and the applicable waiting period under the HSR Act shall have expired or been terminated without objection, disapproval or imposition of conditions by applicable Governmental Bodies.

          7.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

               (a) An opinion of Seller's counsel dated the Closing Date as to such matters as Buyer shall reasonably request;

               (b) Articles of Incorporation and Good Standing certified by Secretaries of State and bylaws certified by corporate secretary with respect to all of the Acquired Companies;

               (c)   Resolutions  of  Seller  and  Indemnitor   authorizing  the
respective transactions and officer's certificates from Indemnitor;

               (d) Such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

               (e) The Indemnity;

               (f) The Guaranty;

               (g) Consents to the assignment of all property management agreements by the applicable property owner and property owner's agent for each property management agreement to which an Acquired Company is a party if and only if any consent is specifically required in connection with a sale of the Shares by virtue of any "change in control" provisions in any applicable agreement;

               (h) Consents to the assignment of the applicable Facilities leases from each landlord of a Facility lease with any of the Acquired Companies if such consent is required by the applicable lease because of a change in control of the applicable Acquired Company;

               (i) A "service bureau agreement" between Seller and Buyer substantially in the form of Exhibit 7.4(i) hereto (subject to negotiation and agreement of the parties with respect to the Schedule of Services and Schedule of Fees referred to therein) whereby Seller agrees to provide to Buyer for a specified term the use and benefit of the management information systems which shall be retained by Seller from the assets of the Acquired Companies; and

               (j) The Seller Assumed Liabilities Agreement; and

               (k) An "employee benefits agreement" among Seller, Buyer and the Acquired Companies in substantial conformity with the terms summarized on
Schedule 7.4(k) hereto and in form and substance satisfactory to the parties with respect to the administration of benefits of employees of the Acquired Companies for a limited period of time following the Closing Date (the "Employee Benefits Agreement").

          7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

          7.8 NO MATERIAL ADVERSE CHANGE. During the period from the date of the most recent financial statement delivered by Seller to Buyer to the Closing Date, there will not have been any material adverse change in the financial condition or the results of operations of the Acquired Companies except as contemplated herein or as disclosed in the Disclosure Letter, and no Acquired Company shall have sustained any insured or uninsured loss or damage to its assets that materially affects its ability to conduct a material part of its business.

          7.9 EMPLOYMENT MATTERS. Seller will have delivered to Buyer, except as otherwise requested by Buyer, the written resignations of all of the officers and directors of the Acquired Companies, and will cause any other action to be taken with respect to these resignations as Buyer may reasonably request. The Acquired Companies or Seller shall have paid or made arrangements reasonably satisfactory to Buyer to pay all employees of the Acquired Companies all salaries, wages, income, benefits, including without limitation, unused vacation, sick leave and other benefits to the extent that same are accrued and/or required to be paid by applicable law or contract for services of such employees through the Closing Date and shall have paid or arranged to pay all withholding taxes and similar payments required to be paid in respect of such employees for services through the Closing Date. Buyer shall have received by the Closing Date (i) written employment agreements in form and substance satisfactory to Buyer in its sole and absolute discretion from all employees of the Acquired Companies identified by Buyer and (ii) subject to Section 8.6, written terminations of the written employment agreements listed on Schedule 7.9 hereto. Seller, Buyer and the Acquired Companies will have executed and delivered the Employee Benefits Agreement.

          7.10 CLEARANCE CERTIFICATES. Buyer shall have received by the Closing Date corporation tax and employment clearance certificates stating that, as of a date not more than 20 calendar days prior to the Closing Date, no corporation taxes or contributions, interest or penalties, respectively, for any or all of the Acquired Companies are due to any applicable taxing or employment authority in any state in which the Acquired Companies are subject to the jurisdiction of such agencies.

     8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

          8.1 ACCURACY OF  REPRESENTATIONS.  All of Buyer's  representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          8.2   BUYER'S PERFORMANCE.

               (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

               (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payment required to be made by Buyer pursuant to Section 2.4(b)(i).

               (c) Buyer and the Acquired Companies must have executed and delivered to Seller the Retained Liabilities Indemnity Agreement.

          8.3 ADDITIONAL DOCUMENTS. An opinion of Buyer's counsel dated the Closing Date as to such matters as Seller shall reasonably request shall have been delivered to Seller. In addition, Buyer must have caused to be delivered to Seller such other documents as Seller may reasonably request for the purpose of
(i) enabling Seller's counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

          8.4 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

          8.5 SUBLEASES WITH THE COMPANY. Seller and the Company shall have negotiated and executed subleases of facilities in Chicago, Illinois, which are leased by Seller and which will be occupied and used by the Company as Seller's tenant after the Closing on terms and conditions mutually agreeable to Seller and Buyer.

          8.6 AMENDMENT OF EMPLOYMENT AGREEMENTS. Existing employment agreements between Seller or any of its Related Persons and employees of the Acquired Companies designated by Seller shall have been amended by mutual agreement of the parties to such agreements to preserve and continue noncompetition obligations of such employees after the Closing.

     9.   TERMINATION.

          9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived;

               (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

               (c) by either Buyer or Seller if the Closing does not occur by July 24, 1998 and the terminating party is not then in material Breach of this Agreement; or

               (d) by mutual consent of Buyer and Seller.

          9.2 EFFECT OF  TERMINATION.  Each party's right of  termination  under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies, except as otherwise provided herein. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1,
11.2 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. Anything set forth in this Agreement to the contrary notwithstanding, Seller and its Related Persons shall have no liabilities or obligations whatsoever to Buyer or its Related Persons if this Agreement is terminated by Buyer pursuant to
Section 9.1(b), (c), or (d) or pursuant to Section 9.1(a) because of an alleged misrepresentation or breach of warranty by Seller.

     10.  INDEMNIFICATION; REMEDIES.

          10.1 SURVIVAL. Anything set forth in this Agreement to the contrary notwithstanding, all representations, warranties, covenants, and obligations of Seller in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(iii), and any other certificate or document delivered by Seller pursuant to this Agreement will survive the Closing for nine (9) months following the Closing Date, will expire nine (9) months after the Closing Date, and shall no longer be of any force or effect after nine (9) months following the Closing Date, and no claim may be made thereafter with respect thereto. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time by the claimant, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, unless such claimant had actual Knowledge of the inaccuracy of the applicable representation or warranty or noncompliance with the applicable covenant or obligation prior to the Closing.

          10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Subject to the limitations hereinafter set forth, after the Closing if the Closing occurs, Seller will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives and Related Persons (collectively, the "Indemnified Persons") on an after-tax basis for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), penalties, fines, fees, costs, Taxes, expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, actually suffered by the Indemnified Persons before or after the Closing which are not otherwise indemnified or reimbursed by insurance (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

               (a) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such misrepresentation or Breach of warranty that is made by Seller as of the date of this Agreement which is subsequently disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(iii) as having caused the condition specified in Section 7.1 not to be satisfied;

               (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

               (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

               The remedies provided in this Section 10.2 and Section 10.3 will be exclusive of and completely replace and eliminate any other remedies
(including, without limitation, rights of subrogation, contribution or apportionment under the Comprehensive Environmental Response, Compensation or Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq., or any analogous state or local law, regulation or ordinance, or the common law) that may be available to Buyer or the other Indemnified Persons for Damages.

          10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER -- ENVIRONMENTAL MATTERS. In addition to the provisions of Section 10.2, Seller will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

               (a) any  Environmental  Claim  arising out of or relating to: (i)
(A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or (B) any Hazardous Materials or other contaminants that were present on the Facilities at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date at any of the Facilities, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any of the Facilities; or

               (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted at the Facilities by the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

               (c) Anything set forth in this Agreement to the contrary notwithstanding, (i) Seller and its Related Persons shall have no liabilities or obligations whatsoever under this Section 10.3 in respect of any Environmental Claim except (subject to clause (ii) of this sentence) to the extent that it relates to a Release at a Facility leased or occupied by any of the Acquired Companies prior to the Closing, and (ii) Seller and its Related Persons shall have no liabilities or obligations whatsoever under this Section 10.3 or otherwise in respect of any Environmental Claim which relates to any property ever managed by any of the Acquired Companies.

          10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller and its Representatives and Related Persons, and will pay to Seller and its Representatives and Related Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, and/or (d) any use by any of the Acquired Companies after the Closing of the name "Heitman" in any form..

          10.5 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

               (a) Promptly after receipt by an indemnified party under Section 10.2, 10.3 or 10.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (b) If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Seller with respect to such a claim anywhere in the world.

          10.6  PROCEDURE  FOR   INDEMNIFICATION--OTHER   CLAIMS.  A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          10.7 LIMITS ON DAMAGES AND INDEMNIFICATION BY SELLER. Anything set forth in this Agreement to the contrary notwithstanding, the liabilities and obligations of Seller, Indemnitor and their Related Persons for or in respect of
(i) Damages, (ii) Environmental, Health and Safety Liabilities, (iii) indemnities under this Section 10 (including, without limitation, Sections 10.2, 10.3 and 10.5), or (iv) as a result of any alleged misrepresentation or breach of warranty under Section 3 (other than common law fraud) (collectively "Indemnified Claims") shall be limited as follows:

               (a) Seller, Indemnitor and their Related Persons shall have no liability or obligation for or in respect of the first Twenty-Five Thousand Dollars ($25,000.00) of Indemnified Claims or Damages; and

               (b) Seller, Indemnitor and their Related Persons shall have no liability or obligation in excess of an aggregate of Five Hundred Thousand Dollars ($500,000.00) for or in respect of Indemnified Claims or Damages.

          10.8 CORPORATE EXISTENCE. Seller shall maintain its status as a corporation in good standing under the laws of the State of Illinois until the later of: (i) nine (9) months from and after the Closing Date; or (ii) the resolution of all indemnification claims submitted by Buyer in writing to Seller prior to the expiration of such nine-month period.

     11.  GENERAL PROVISIONS.

          11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay one-half and Seller will pay one-half of the HSR Act filing fee. Seller will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller mutually determine. Unless consented to by Buyer and Seller in advance or required by Legal Requirements, prior to the Closing Buyer and Seller shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

          11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, [and not use to the detriment of another party or an Acquired Company] any [written information stamped "confidential" when originally furnished by] another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by [or necessary or appropriate in connection with] legal proceedings.

          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller waives any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

          11.4 KNOWLEDGE OF THE SELLER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the Knowledge of the Seller, Seller confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

          11.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

           Seller:           Heitman Financial Ltd.
                             180 North LaSalle St.
                             Chicago, Illinois 60601
                             Attention: Roger Smith, Chief Financial Officer Facsimile No.: (312) 629-5840

                             and

                             Heitman Financial Ltd.
                             9601 Wilshire Boulevard, Suite 200
                             Beverly Hills, California 90210
                             Attention:  Eric Mayer, Vice Chairman
                             Facsimile No.:  (310) 550-7731

            with a copy:     Jeffer, Mangels, Butler & Marmaro LLP
                             2121 Avenue of the Stars, Tenth Floor
                             Los Angeles, CA 90067-5010
                             Attention:  Robert H. Goon, Esq.
                             Facsimile No.: (310) 203-0567

            Buyer:           Kennedy-Wilson, Inc.
                             530 Wilshire Boulevard, Suite 101
                             Santa Monica, CA 90401
                             Attention: Mr. William J. McMorrow
                             Facsimile No.: (310) 314-8400
                             with a copy:  Kulik, Gottesman & Mouton, LLP
                             1880 Century Park East, Suite 1150
                             Los Angeles, CA 90067
                             Attention: Kent Y. Mouton, Esq.
                             Facsimile No.: (310) 557-0224

          11.6 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of Illinois, County of Cook, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, Eastern Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          11.7 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          11.8 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative except as otherwise provided herein. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          11.9 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          11.10 DISCLOSURE LETTER.

               (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

               (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          11.11 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, [which will not be unreasonably withheld], except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          11.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          11.13 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          11.14 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          11.15  GOVERNING  LAW. This  Agreement will be governed by the laws of
the  State  of  Illinois   without  regard  to  conflicts  of  laws  principles.

          11.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          11.17 NONCOMPETITION AND NONSOLICITATION COVENANT. For a period of two
(2) years following the Closing Date, (a) if Heitman Capital Management Ltd., acting in behalf of any of its clients, shall terminate a contract for property management with any Acquired Company, then neither Seller or any of its Controlled subsidiaries will enter into a contract to manage such property, unless such client insists that Seller or one of its Related Persons manage such property, and (b) Seller and its Related Persons will not solicit any of the employees of the Company listed on Schedule 11.17 hereto to terminate their employment with the Company and accept employment with Seller or any of its Related Persons.

          11.18 LIABILITIES AND OBLIGATIONS. Anything set forth in this Agreement to the contrary notwithstanding, references in this Agreement to liabilities and/or obligations of any of the Acquired Companies do not include liabilities or obligations of any of the Acquired Companies in the capacity of a disclosed or undisclosed agent of a principal.

          11.19 LICENSING. Buyer will be responsible for making all necessary arrangements at its expense prior to the Closing to assure that the Acquired Companies will continue to have all licenses required by them for the conduct of their business after the Closing without dependence on the license or authorization of any individual employed by or associated with Seller or any of its Related Persons who will not continue to serve as an officer, director or employee of any of the Acquired Companies after the Closing.

          11.20 INSURANCE. Buyer will be responsible for making all necessary arrangements at its expense prior to the Closing to assure that appropriate insurance coverage with respect to the employees, business, assets, and operations of the Acquired Companies will continue without interruption after the Closing; provided, however, that Seller will cooperate with Buyer as requested by Buyer in an effort to obtain from the insurance carriers of the policies of insurance currently maintained by Seller and its Related Persons with respect to the employees, business, assets, and operations of the Acquired Companies continued coverage under such policies after the Closing at the expense of Buyer and the Acquired Companies.

     12.  TAX MATTERS.

          12.1 TAX RETURNS.

               (a) Seller or UAM shall have the exclusive authority and obligation to prepare, and timely file, or cause to be prepared and timely filed at the Acquired Companies' expense, all Tax Returns of the Acquired Companies that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Acquired Companies shall be reported or disclosed in such Tax Returns; provided, however, that such Tax Returns shall be prepared in a manner consistent with the past practices with respect to such items and, provided, further, however, that Seller or UAM shall provide Buyer a copy of the draft federal income tax return of the Acquired Companies for the period ending immediately prior to the Closing Date and the opportunity to comment on the positions taken in such return with respect to, or affected by, the transactions contemplated by this Agreement, including the Section 338(h)(10) Election.

               (b) Except as provided in Section 12.1(a), Buyer shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely file, all Tax Returns of the Acquired Companies; provided, however, with respect to Tax Returns to be filed by Buyer pursuant to this
Section 12.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Tax Returns shall be treated in a manner consistent with the past practices with respect to such items.

          12.2 CONTROVERSIES.

               (a) Buyer shall promptly notify Seller in writing upon receipt by Buyer or any of the Acquired Companies after the Closing Date of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Seller or UAM, or its duly appointed representative (the "Seller's Representative"), at its sole expense, shall have the authority to represent the interests of the Acquired Companies with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that Seller or UAM shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of Buyer, the Acquired Companies or any affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period"), without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Seller or UAM shall keep Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Seller shall, in good faith, allow buyer, at Buyer's sole expense, to make comments to Seller regarding the conduct of or positions taken in any proceeding.

               (b) Except as otherwise provided in this Section 12.3, Buyer shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company for all taxable periods; provided, however, that Buyer shall not, and shall cause its affiliates (including the Acquired Companies) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of Seller, which consent shall not be unreasonably withheld.

          12.3 NON-FOREIGN PERSON AFFIDAVIT. Seller shall furnish to Buyer on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

          12.4 INDEMNIFICATION.

               (a) Seller agrees to indemnify, defend and hold harmless Buyer, its Related Persons (including each of the Acquired Companies) and the successors to the foregoing on an after-tax basis against (i) all Taxes (other than Taxes based on income which are the subject of the Indemnity by UAM), losses, claims and expenses arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to
Section 3.11 to be true and correct as of the Closing Date (it being understood that such representations and warranties of Seller set forth in Section 3.11 shall survive from the date hereof until 60 days after the expiration of the applicable statute of limitations); (ii) all Taxes (other than taxes based on income) imposed or asserted against the properties, income or operations of any of the Acquired Companies for any period or portion of a period ending on or prior to the Closing Date to the extent such Taxes have not been fully reserved for on the Balance Sheet; and (iii) all Taxes (other than taxes based on income) imposed on Seller and the Acquired Companies or for which Seller or the Acquired Companies may be liable as a result of any transactions contemplated by this Agreement, specifically excluding all Taxes imposed as a result of the Section 338(h)(10) election (which are the subject of the Indemnity by UAM). Buyer shall promptly give Seller written notice of all Taxes (other than taxes based on income), losses, claims and expenses which Buyer has deter mined may give rise to a right of indemnification under this Section 12.4, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable Seller to determine the amount of the required indemnification.

               (b) Anything set forth in this Agreement to the contrary notwithstanding, in the event of any conflict or inconsistency between any provision of this Agreement and any provision of the Indemnity, the applicable provision of the Indemnity shall prevail and control and the inconsistent or conflicting provision of this Agreement shall be disregarded and of no force or effect.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                         SELLER:

KENNEDY-WILSON, INC.,                          HEITMAN FINANCIAL LTD.,
a Delaware corporation                         an Illinois corporation

By:     /s/ William J. McMorrow                By:     /s/ Roger Smith
   ---------------------------------              ------------------------------
Name:   William J. McMorrow                    Name:       Roger Smith
     -------------------------------                ----------------------------
Title:  Chairman of the Board and Chief        Title:
        Executive Officer                            ---------------------------
      ---------------------------------

          IDENTIFICATION OF CONTENTS OF OMITTED SCHEDULES AND EXHIBITS

               The Company agrees to file supplementally a copy of any of the following omitted schedules to the Commission upon request.


Schedule 1.SHS           The number of shares of Heitman Properties. Ltd.

Schedule 2.5(a)(i)       List of Retail Property Management Agreements
                         (Excluded Asset)

Schedule 2.5(a)(iii)     Schedule of Management Information Systems

Schedule 2.5(a)(iv)      Shares of Stock of Certain Corporations retained by
                         Heitman Financial. Ltd.

Schedules 2.5(a)(vii)    Excluded Assets

Schedules 2.5(b)(iii)    List of Property Management Contracts

Schedule 2.5(c)(iii)     Transitional Service Agreement

Schedule 3.3             List of Outstanding Equity Securities of Heitman
                         Properties, Ltd.

Schedule 3.20            List of Employment Contracts

Schedule 3.27 List of Bank Accounts, Safe Deposit Boxes maintained by Acquired Companies

Schedule 7.4(k)          Employee Benefits Agreement

Schedule 7.9 List of Employment Agreements Terminated Prior to Closing

                                 SCHEDULE 1.SUBS


                     Heitman Properties Ltd. - Subsidiaries



COMPANY NAME                                   STATE OF INCORPORATION
Heitman D.C. Properties Ltd.                   DE
Heitman Florida Management Inc.                DE
Heitman Kentucky Management Inc.               DE
Heitman Minnesota Management Inc.              DE
Heitman  Nevada Management Inc.                DE
Heitman Ohio Management Inc.                   DE
Heitman Pennsylvania Management Inc.           DE
Heitman Virginia Management Inc.               DE
Heitman Wisconsin Management Inc.              WI
Heitman Properties Ltd.                        IL
Heitman Properties of Arizona                  AZ
Heitman Properties of Colorado Ltd.            CO
Heitman Properties of Connecticut Ltd.         CT
Heitman Properties of Delaware Ltd.            DE
Heitman Properties of Georgia Ltd.             GA
Heitman Properties of Indiana Ltd.             IN
Heitman Properties of Louisiana                DE
Heitman Properties of Maryland Ltd.            MD
Heitman Properties of Massachusetts Ltd.       MA
Heitman Properties of Michigan Ltd.            MI
Heitman Properties of Missouri Ltd.            MO
Heitman Properties of New Jersey Ltd.          NJ
Heitman Properties of New York Ltd.            NY
Heitman Properties of North Carolina Ltd.      NC
Heitman Properties of Oklahoma Ltd.            OK
Heitman Properties of Rhode Island Ltd.        RI
Heitman Properties of Tennessee Ltd., Corp     TN
Heitman Properties of Texas Ltd., Inc.         TX
Heitman Properties of Washington Ltd.          WA
Heitman Properties Houston Center Inc.         TX

                               SCHEDULE 2.4(A)(II)


                             FORM OF MUTUAL RELEASE


          This Mutual Release (this "Release") is made this 16th day of July 1998 by and among Heitman Financial Ltd., an Illinois corporation ("Seller"), Heitman Properties Ltd., an Illinois corporation (the "Company"), United Asset Management Corporation, a Delaware corporation ("UAM"), and the other undersigned parties listed in Exhibit A hereto (the "Other Acquired Companies"), which are wholly-owned subsidiaries of the Company and which are hereinafter referred to collectively with the Company as the "Acquired Companies."

                                    RECITALS:

          M. Seller and Kennedy-Wilson, Inc., a Delaware corporation ("Buyer"), are parties to the Stock Purchase Agreement dated July 16, 1998 (the "Stock Purchase Agreement") covering the purchase by Buyer from Seller of all of the outstanding stock of the Company (the "Shares"). Seller is a subsidiary of UAM.

          N. The execution and delivery of this Release is a condition to the obligations of Buyer and Seller to complete the purchase and sale of the Shares pursuant to the Stock Purchase Agreement. This Release is being executed and delivered by the parties hereto to satisfy that condition and to induce Buyer and Seller to complete the purchase and sale of the Shares pursuant to the Stock Purchase Agreement.

          O. The consideration for this Release includes the completion of the purchase and sale of the Shares pursuant to the Stock Purchase Agreement, the agreements and releases included herein, the execution and delivery of the Seller Assumed Liabilities Agreement of even date herewith among Seller, the Acquired Companies and Buyer, and the execution and delivery of the Retained Liabilities Indemnity Agreement of even date herewith among Seller, the Acquired Companies and Buyer.

          P. Capitalized terms which are not defined herein have the same meanings given to them in the Stock Purchase Agreement.

                            AGREEMENTS AND RELEASES:

          Now, therefore, in consideration of the foregoing Recitals and the consideration described therein, the parties hereto do hereby agree as follows:

          1. Except as otherwise provided in Paragraph 6 hereof, each of Seller and UAM, on behalf of itself and each of its Controlled subsidiaries (collectively, "Releasors"), hereby forever releases and discharges the Acquired Companies (collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Seller, UAM, or any such Controlled subsidiary now has, ever had, or may hereafter have against any of the Acquired Companies arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to its respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date. Anything set forth in this Release to the contrary notwithstanding, the term "Controlled subsidiary" does not include any owner of any property which is managed by any of the Acquired Companies.

          2. Except as otherwise provided in Paragraph 6 hereof, each of the Acquired Companies (collectively, "Releasors") hereby forever releases and discharges Seller, UAM and their Controlled subsidiaries (collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of the Acquired Companies now has, ever had, or may hereafter have against any of Seller, UAM or any of their Controlled subsidiaries arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from Seller, UAM or any of their Controlled subsidiaries, whether pursuant to its respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date.

          3. Each of the Releasors hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against such Releasor's Releasees, based on any matter purported to be released by such Releasor hereunder.

          4. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each of such Releasor's Releasees from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Releasor of any claim or other matter purported to be released pursuant to this Release by such Releasor and (ii) the assertion by any third party of any claim or demand against any of such Releasor's Releasees which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Releasor against such third party of any claims or other matters purported to be released by such Releasor pursuant to this Release.

          5. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          6. Anything set forth in this Release to the contrary notwithstanding, none of the Releasors is releasing any rights or obligations under or in respect of (i) any of the agreements described in Exhibit B hereto, or (ii) any rights of any principal of which it is an agent or any trust of which it is a trustee.

          7. This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

          8. All words used in this Release will be construed to be of such gender or number as the circumstances require.

          IN WITNESS WHEREOF, the parties have executed and delivered this Release as of the date first written above.


HEITMAN FINANCIAL LTD.                       HEITMAN PROPERTIES LTD.


By:                                          By:
   --------------------------                   ----------------------------


UNITED ASSET MANAGEMENT                      OTHER ACQUIRED COMPANIES
CORPORATION


By:                                           By:
   --------------------------                    --------------------------
                                                 Attorney-In-Fact

                                    EXHIBIT A

                     HEITMAN PROPERTIES LTD. - SUBSIDIARIES



COMPANY NAME                                   STATE OF INCORPORATION
Heitman D.C. Properties Ltd.                   DE
Heitman Florida Management Inc.                DE
Heitman Kentucky Management Inc.               DE
Heitman Minnesota Management Inc.              DE
Heitman  Nevada Management Inc.                DE
Heitman Ohio Management Inc.                   DE
Heitman Pennsylvania Management Inc.           DE
Heitman Virginia Management Inc.               DE
Heitman Wisconsin Management Inc.              WI
Heitman Properties Ltd.                        IL
Heitman Properties of Arizona                  AZ
Heitman Properties of Colorado Ltd.            CO
Heitman Properties of Connecticut Ltd.         CT
Heitman Properties of Delaware Ltd.            DE
Heitman Properties of Georgia Ltd.             GA
Heitman Properties of Indiana Ltd.             IN
Heitman Properties of Louisiana                DE
Heitman Properties of Maryland Ltd.            MD
Heitman Properties of Massachusetts Ltd.       MA
Heitman Properties of Michigan Ltd.            MI
Heitman Properties of Missouri Ltd.            MO
Heitman Properties of New Jersey Ltd.          NJ
Heitman Properties of New York Ltd.            NY
Heitman Properties of North Carolina Ltd.      NC
Heitman Properties of Oklahoma Ltd.            OK
Heitman Properties of Rhode Island Ltd.        RI
Heitman Properties of Tennessee Ltd., Corp     TN
Heitman Properties of Texas Ltd., Inc.         TX
Heitman Properties of Washington Ltd.          WA
Heitman Properties Houston Center Inc.         TX

                                    EXHIBIT B

                             EXCEPTIONS TO RELEASES


     1.  Stock Purchase Agreement

     2.  Seller Assumed Liabilities Agreement

     3.  Retained Liabilities Indemnity Agreement

     4.  Mutual Release

     5.  Guaranty

     6.  Indemnity

     7.  Service Bureau Agreement

     8.  Employee Benefits Agreement

     9.  Equipment and Facilities Leases between Seller and any Acquired Company

     10. Transitional Services Agreement

     11. Amendments to Employment Agreements of B. Schlesinger, T. Wachsner,
         J. Powalish, and D. Latvaaho.

                               SCHEDULE 2.4(A)(IV)

                           FORM OF GUARANTY AGREEMENT


          This Guaranty Agreement ("Agreement") is made and entered into as of July 17, 1998 by United Asset Management Corporation, a Delaware corporation ("UAM"), and Kennedy-Wilson, Inc., a Delaware corporation ("KW"), with reference to the following facts and circumstances:


                                R E C I T A L S :


          A. KW has entered into a stock purchase and sale agreement dated July ___, 1998 (the "Purchase Agreement") with Heitman Financial Ltd., an Illinois corporation ("Heitman Financial"), for the purchase of all of the shares of stock of Heitman Properties Ltd. ("Heitman Properties") held by Heitman Financial. UAM is the sole shareholder of Heitman Financial, and Heitman Financial is the sole shareholder of Heitman Properties.

          B. Purchase Agreement Section 3 sets forth representations and warranties (individually, a "Warranty," and collectively, the "Warranties") by Heitman Financial for the benefit of KW. A "Breach" (as defined in Purchase Agreement Section 1) of any such representation and warranty could result in damage, liability or loss to KW. Heitman Financial would be liable to KW for any Breach of any such Warranty, subject to the limitations on liability contained in Section 10.7 of the Purchase Agreement. A material portion of Heitman Financial's net worth is represented by the shares being purchased by KW, and KW would not be willing to enter into the Purchase Agreement and consummate the transactions contemplated thereunder if UAM did not guaranty Heitman Financial's obligation to indemnify KW against any damage, liability, or loss resulting from a Breach of any such representation and warranty as more particularly set forth herein. The consummation of the transactions described in the Purchase Agreement shall be of material direct and indirect benefit to UAM, and accordingly UAM is willing to enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, UAM agrees as follows:

          1.   Guaranty.

               UAM agrees to guaranty the obligations of Heitman Financial to indemnify, protect, defend and hold harmless KW and its directors, officers, employees, shareholders, affiliates and subsidiaries (individually, an "Indemnitee," and collectively, the "Indemnitees") pursuant to Section 10.2(a) of the Purchase Agreement from and against any action, cause of action, claim, cost, damage, demand, expense (including reasonable attorneys' fees, court costs and litigation expenses), judgment, liability or loss suffered or incurred by the Indemnitee which arises from or relates to a Breach of any Warranty, subject to the limitations on liability contained in Section 10.7 of the Purchase Agreement

               UAM agrees to reimburse each Indemnitee for all sums paid and costs incurred by such Indemnitee which have not been reimbursed by Heitman Financial within ten (10) business days of Heitman Financial's receipt of demand therefor (without any obligation on the part of KW to institute any action to collect the sums due from Heitman Financial) with respect to any indemnified matter within twenty (20) days following the Indemnitee's written demand therefor with interest thereon at the maximum legal rate if not paid within such twenty (20) day period. Should any Indemnitee institute any action or proceeding at law or in equity to enforce any provision of this Agreement (including an action for declaratory relief or for damages by reason of any alleged breach of any provision of this Agreement) or otherwise in connection with this Agreement or any provision hereof, it shall be entitled to recover from UAM its reasonable attorneys' fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

          2.   Representations and Warranties.

               UAM represents and warrants to KW as follows:

               (a) UAM is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement.

               (b) This Agreement constitutes the legal, valid, and binding obligation of UAM, enforceable against UAM in accordance with its terms. UAM has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

               (c) Neither the execution nor delivery of this Agreement nor the consummation or performance of same will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or result in a violation of (A) any provision of the organizations documents of UAM or (B) any resolution adopted by the board of directors or the stockholders of UAM.

          3. Subrogation. If UAM fails to indemnify the Indemnitees as provided in this Agreement, the Indemnitees shall be subrogated to any rights UAM may have against third parties relating to the matters covered by this Agreement.

          4. Waivers of Defenses. UAM hereby waives and agrees not to assert or take advantage of any right or defense based upon:

               (a) The incapacity or lack of authority of Heitman Financial or UAM, or any other person or entity;

               (b) The failure of KW to commence an action against Heitman Financial or UAM, or any other person or entity, or to proceed against or exhaust any security held by KW at any time or to pursue any other remedy whatsoever at any time;

               (c) The consideration for this Agreement; and

               (d) Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of Heitman Financial or UAM.

          5. Miscellaneous.

               (a) Entire Agreement. This Agreement represents the entire integrated agreement between the parties relating to the subject matter of this Agreement. The parties agree that there are no other agreements or understandings, written or oral, express or implied, tacit or otherwise in respect of the subject matter of this agreement. This is a guaranty by UAM of only those specific indemnification obligations of Heitman Financial identified in Section 1 above; it is not a guaranty of any other obligations of Heitman Financial, whether arising under or in connection with the Purchase Agreement or otherwise. This Agreement may be amended only in writing signed by the parties hereto.

               (b) Attorneys' Fees. If any action is threatened or commenced to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs of suit from the other.

               (c) Fair Meaning. This Agreement shall be interpreted according to its fair meaning and not for or against any party hereto or the drafter of the Agreement. This Agreement has been negotiated between independent counsel separately representing each party to this Agreement.

               (d) Independent Representation. The parties hereto acknowledge that each has been represented by separate legal counsel of their own choice, and that no legal advice in respect of this Agreement has been rendered by the counsel of one party to the other party.

               (e) Cooperation. The parties hereto agree to cooperate with each other to the extent necessary to effect the purposes of this Agreement, including without limitation executing additional documents, providing introductions to other persons and providing copies of books and records.

               (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures which shall be deemed original signatures for all purposes.

               (g) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

               UAM: United Asset Management Corporation
                    One International Place
                    Boston, MA 02110
                    Attn: Joseph R. Ramrath, Senior Vice President, General Counsel
                    Facsimile No. (617) 330-1133

               KW:  Kennedy-Wilson, Inc.
                    530 Wilshire Boulevard, Suite 101
                    Santa Monica, CA 90401
                    Attn:  William J. McMorrow
                    Facsimile No. (310) 314-8510

               (h) Separate Actions. Multiple actions may be brought and judgments obtained under this Agreement. A separate and new right of action arises each time that a claim or liability arises under this Agreement.


KW:                                         UAM:

KENNEDY-WILSON, INC.,                       UNITED ASSET MANAGEMENT CORPORATION,
a Delaware corporation                      a Delaware corporation

By:                                         By:
   --------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------
Title:                                      Title:
      -----------------------------               ------------------------------

                               SCHEDULE 2.4(A)(V)

                           FORM OF INDEMNITY AGREEMENT



          This Indemnity Agreement ("Agreement") is made and entered into as of July 17, 1998 by United Asset Management Corporation, a Delaware corporation ("UAM"), and Kennedy-Wilson, Inc., a Delaware corporation ("KWI"), with reference to the following facts and circumstances:

                                R E C I T A L S:


          A. KWI has entered into a stock purchase agreement dated July __, 1998 (the "Purchase Agreement") with Heitman Financial Ltd., an Illinois corporation ("Heitman Financial") for the purchase of all of the shares of stock of Heitman Properties Ltd. ("Heitman Properties") held by Heitman Financial. UAM is the sole shareholder of Heitman Financial, and Heitman Financial is the sole shareholder of Heitman Properties.

          B. KWI would not be willing to enter into the Purchase Agreement and consummate the transactions contemplated thereunder if UAM did not indemnify KWI against any damage, liability, or loss resulting from any tax based upon income ("Income Tax") assessed against Heitman Properties and attributable to a period ending on or before the Closing Date. The consummation of the transactions described in the Purchase Agreement shall be of direct and indirect benefit to UAM, and accordingly UAM is willing to enter into this Agreement.

          C. Capitalized terms not otherwise defined herein shall have the meanings attributable to such terms in the Purchase Agreement.

          1. SECTION 338(10) ELECTION.


          (a) At the request of KWI, or its wholly-owned subsidiary, Kennedy-Wilson Properties, Ltd., a Delaware corporation (collectively, "KW"), UAM shall take any action required to be taken by UAM to effect an election for federal income tax purposes under Section 338(h)(10) of the IRC pertaining to KW's purchase of Heitman Properties (the "Section 338(h)(10) Election").

          (b) KW and UAM shall cooperate in the preparation of a joint schedule (the "Allocation Schedule") allocating the "deemed sale price" (within the meaning of Treasury Regulation Section 1.338(h)(10)-1(f)) among the assets of the Acquired Companies for purposes of the Section 338(h)(10) Election. KW and UAM agree to file (and to cause the Acquired Companies to file) all federal income tax returns in accordance with the Allocation Schedule. If KW and UAM are unable to complete the Allocation Schedule within ninety (90) days following the Closing Date, or such later date as agreed by the parties, KW and UAM shall refer the disagreement to an independent accounting firm mutually acceptable to KW and UAM for resolution of the matter within thirty (30) days. KW, the Acquired Companies and UAM may not file federal income tax returns in a manner that is inconsistent with the allocations determined under this Section 1.1.

          (c) UAM shall pay any federal income taxes attributable to the making of the Section 338(h)(10) Election and will indemnify the Acquired Companies and KW against any such tax (including interest and penalties).

          2. TAX RETURNS. UAM shall have the exclusive authority and obligation to prepare, and timely file, or cause to be prepared and timely filed at the Acquired Companies' expense, all Tax Returns of the Acquired Companies relating to Income Taxes that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date, consistent with past practices. Subject to the provision of Section 1, such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Acquired Companies shall be reported or disclosed in such Tax Returns. KW shall have the exclusive authority and obligation to prepare, and timely file, or cause to be prepared and timely filed at the Acquired Companies' expense, all Tax Returns of the Acquired Companies relating to Income Taxes in those jurisdictions in which the tax period does not end on the Closing Date, consistent with past practices, and UAM shall be responsible for Income Tax liabilities for the period preceding the Closing Date based upon an interim closing of the books of the Acquired Companies as of the Closing Date.

          3. CONTROVERSIES. KW shall promptly notify UAM in writing upon receipt by KW or any of the Acquired Companies after the Closing Date of written notice of any inquiries, claims, assessments, audits or similar events with respect to Income Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which UAM may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). UAM, or its duly appointed representative (the "UAM's Representative"), at its sole expense, shall have the authority to represent the interests of the Acquired Companies with respect to any Tax Matter relating to Income Taxes before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, filing Tax Returns relating to Income Taxes and contesting, defending against and resolving deficiency or other adjustment of Income Taxes of, or relating to, a Tax Matter relating to Income Taxes. UAM shall keep KW fully and timely informed with respect to the commencement, status and nature of any Tax Matter relating to Income Taxes. UAM shall, in good faith, allow buyer, at KW's sole expense, to make comments to UAM regarding the conduct of or positions taken in any proceeding. Neither UAM nor KW shall enter into any settlement of or otherwise compromise any Tax Matter that affects the Tax Liability of the other party in respect of Income Taxes without the prior consent of such other party, which consent will not be withheld unreasonably.

          4. INDEMNIFICATION. UAM agrees to indemnify, defend and hold harmless KW, KW'S Related Persons (including each of the Acquired Companies) and the successors to the foregoing on an after-tax basis against all Income Taxes attributable to a period ending on or before the Closing Date, including all losses, claims and expenses relating thereto, including all Taxes imposed as a result of the Section 338(h)(10) Election.

          5. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement represents the entire integrated agreement between the parties relating to the subject matter of this Agreement. The parties agree that there are no other agreements or misunderstandings, written or oral, express or implied, tacit or otherwise in respect of the subject matter of this Agreement. This Agreement may be amended only in writing.

          (b) Attorneys' Fees. If any action is threatened or commenced to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and cots of suit from the other.

          (c) Fair Meaning. This Agreement shall be interpreted according to its fair meaning and not for or against any party hereto or the drafter of the Agreement. This Agreement has been negotiated between independent counsel separately representing each party to this Agreement.

          (d) Cooperation. The parties hereto agree to cooperate with each other to the extent necessary to effect the purposes of this Agreement.

          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures which shall be deemed original signatures for all purposes.

          (f) Notices. All notices, consents, waivers, and other communications under this Agreement musts be in writing and given (a) by hand delivery, (b) by telecopier, or (c) by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         UAM:       United Asset Management Corporation
                    One International Place
                    Boston, MA 02110
                    Attention:  Joseph R. Ramrath
                                Senior Vice President, General Counsel
                    Facsimile No.  (617) 330-1133

         KW:        Kennedy-Wilson, Inc.
                    Kennedy-Wilson Properties, Ltd.
                    530 Wilshire Boulevard, Suite 101
                    Santa Monica, CA 90401
                    Attention:  William J. McMarrow
                    Facsimile No.  (310) 314-8400

          (g) Separate Actions. Multiple actions may be brought and judgments obtained under this Agreement. A separate and new right of action arises each time that a claim or liability arises under this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


KW:                                         UAM:

KENNEDY-WILSON, INC.,                       UNITED ASSET MANAGEMENT CORPORATION,
a Delaware corporation                      a Delaware corporation

By:                                         By:
   ----------------------------                -----------------------------
Name:                                       Name:
     --------------------------                  ---------------------------
Title:                                      Title:
      -------------------------                   --------------------------

                               SCHEDULE 2.5(B)(IV)

                              OTHER RETAINED ASSETS



None.

SCHEDULE 2.5(C)(I)

                  FORM OF SELLER ASSUMED LIABILITIES AGREEMENT


          THIS AGREEMENT is made as of the 17th day of July 1998 by and among Heitman Properties Ltd., an Illinois corporation (the "Company"), Kennedy-Wilson, Inc., a Delaware corporation ("Buyer"), Heitman Financial Ltd., an Illinois corporation ("Seller"), and the other corporations which are signatories to this Agreement and wholly-owned subsidiaries of the Company listed on Exhibit A hereto (referred to collectively with the Company as the "Acquired Companies").

                                    RECITALS:

          A. Buyer and Seller are parties to the Stock Purchase Agreement dated July 17, 1998 (the "Stock Purchase Agreement") providing for the purchase of all of the outstanding stock of the Company by Buyer from Seller.

          B. This Agreement is the "Seller Assumed Liabilities Agreement" which is referred to in, and is being executed and delivered by the parties pursuant to, Section 2.5(c)(ii) of the Stock Purchase Agreement.

          C. Capitalized terms which are not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

                                   AGREEMENTS:

          NOW, THEREFORE, in consideration of the foregoing Recitals, consummation of the Stock Purchase Agreement, execution and delivery of the Retained Liabilities Agreement, and the agreements hereinafter set forth, the parties hereto do hereby agree as follows:

          1. Assumption of Liabilities. Seller hereby assumes all of the liabilities and obligations of the Acquired Companies which exist at the time of execution of this Agreement described in Exhibit B attached hereto and incorporated herein by this reference (referred to herein and in the Stock Purchase Agreement as the "Seller Assumed Liabilities"). Notwithstanding the foregoing, Seller Assumed Liabilities which relate to a period beginning before and ending after the date of this Agreement (e.g., rent and payroll) shall be prorated as of the date of this Agreement and Seller shall assume and be responsible for payment of the portion of such liabilities which relate to the period before the date of this Agreement and Buyer and the Acquired Companies shall retain and be responsible for payment of the balance of such liabilities.

          2. Indemnity. Seller will pay and discharge in a timely manner and will defend, indemnify and hold harmless Buyer and the Acquired Companies and all of their Representatives and Related Persons (collectively, the "Indemnities") from and against any and all actions, causes of action, claims, costs, damages, demands, expenses (including reasonable attorneys and accountants fees and expenses, court costs and litigation expenses), judgments, liabilities and/or losses suffered or incurred by any Indemnitee arising out of or in any manner relating to any of the Seller Assumed Retained Liabilities assumed by Seller pursuant to Paragraph I above.

          3. Defense. If any Indemnitee notifies Seller of any claim or notice of the commencement of any action, administrative or legal proceeding or investigation as to which Seller's obligation to indemnify hereunder applies, Seller shall assume on behalf of such Indemnitee, and conduct with due diligence and in good faith, the investigation and defense of, and the response to, such claim, action, proceeding or investigation, with counsel reasonably satisfactory to the Indemnitee; provided, however, that such Indemnitee will have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further that if any such claim, action, proceeding, or investigation involves both one or more Indemnitees and Seller and such Indemnitee shall have reasonably concluded that there may be legal defenses available to such Indemnitee which are different from, additional to, or inconsistent with those available to Seller, then such Indemnitee shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, action, proceeding or investigation on its own behalf and at the expense of Seller.

          4. Failure to Defend. If any claim, action, proceeding or investigation arises as to which Seller's duty to indemnify hereunder applies and Seller fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action, proceeding or investigation) the defense of an Indemnitee, then such Indemnitee may contest and settle the claim, action, proceeding or investigation at the expense of Seller using counsel selected by such Indemnitee; provided, however, that after any such failure by Seller no such contest need be made by such Indemnitee and settlement or full payment of any claim may be made by such Indemnitee without Seller's consent and without releasing Seller from any obligations to such Indemnitee hereunder.

          5. Expense Reimbursement. Seller will reimburse each Indemnitee for all sums paid and costs incurred by such Indemnitee with respect to any indemnified matter within twenty (20) days following written demand therefor with interest thereon at the maximum legal rate if not paid within such twenty
(20) day period. Should any Indemnitee institute any action or proceeding at law or in equity to enforce any provision of this Agreement (including an action for declaratory relief or for damages by reason of any alleged breach of any provision of this Agreement) or otherwise in connection with this Agreement or any provision hereof, it shall be entitled to recover from Seller its reasonable attorneys fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

          6. Subrogation. If Seller fails to indemnify any Indemnitee as provided herein, such Indemnitee shall be subrogated to any rights Seller may have against third parties relating to the indemnified matter.

          7. Waiver of Defenses. Seller hereby waives and agrees not to assert or take advantage of any right or defense based on (a) the incapacity or lack of authority of any Indemnitee, (b) the failure of any Indemnitee to commence an action against Seller or any other person or entity or to proceed against or exhaust any security held by any person or entity at any time or to pursue any other remedy whatsoever at any time, (c) lack of notice of default, demand for performance (except pursuant to Paragraph 3 above) or notice of acceleration to Seller or any other person or entity, (d) consideration for this Agreement, (e) any statute of limitations affecting the liability of Seller or any Indemnitee, and (f) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of Seller.

          8.   Miscellaneous.

               (a) Entire Agreement. This Agreement represents the entire integrated agreement among the parties relating to the subject matter hereof. The parties agree that there are no other agreements or understandings, written or oral, express or IMPLIED, TACIT or otherwise in respect of the subject matter hereof. This agreement may be amended only in writing.

               (b) Attorneys Fees. If any action is threatened or commenced to interpret or enforce the terms and provisions of this Agreement, the prevailing party or parties shall be entitled to recover its attorneys fees and costs of suit from the other party or parties.

               (c) Fair Meaning. This Agreement shall be interpreted according to its fair meaning and not for or against any party hereto or the drafter of this Agreement. This Agreement has been negotiated between independent counsel separately representing the interests of the Indemnitors and the Indemnitees.

               (d) Independent Representation. The parties hereto acknowledge that each has been represented by separate legal counsel of their own choice, and that no legal advice in respect of this Agreement has been rendered by the counsel of one group of parties to the other group of parties.

               (e) Cooperation. The parties hereto agree to cooperate with each other to the extent necessary to effect the purposes of this Agreement, including without limitation executing additional documents, providing instructions to other persons and providing copies of books and records.

               (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures on signature pages hereof shall be deemed original signatures for all purposes.

               (g) Notice. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth on Exhibit C attached hereto and incorporated herein by this reference (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).

               (h) Separate Actions. Multiple actions may be brought and judgments obtained under this Agreement. A separate and new right of action arises each time that a claim or liability arises under this Agreement.

               (i) No inducement of Claims. Buyer covenants and agrees that, from and after the Closing, it shall not with malicious or punitive intent or to obtain an economic benefit induce or suggest to creditors of Seller that they assert or make any claims against Seller in respect of any of the Seller Assumed Liabilities.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


KENNEDY WILSON, INC.               HEITMAN FINANCIAL LTD.


By:                                By:
   -------------------------          ----------------------------


HEITMAN PROPERTIES LTD.            OTHER ACQUIRED COMPANIES


By:                                By:
   -------------------------          ----------------------------
                                      Secretary & Vice President

                                    EXHIBIT A

                     Heitman Properties Ltd. - Subsidiaries


COMPANY NAME                                            STATE OF INCORPORATION
Heitman D.C. Properties Ltd.                            DE
Heitman Florida Management Inc.                         DE
Heitman Kentucky Management Inc.                        DE
Heitman Minnesota Management Inc.                       DE
Heitman  Nevada Management Inc.                         DE
Heitman Ohio Management Inc.                            DE
Heitman Pennsylvania Management Inc.                    DE
Heitman Virginia Management Inc.                        DE
Heitman Wisconsin Management Inc.                       WI
Heitman Properties Ltd.                                 IL
Heitman Properties of Arizona                           AZ
Heitman Properties of Colorado Ltd.                     CO
Heitman Properties of Connecticut Ltd.                  CT
Heitman Properties of Delaware Ltd.                     DE
Heitman Properties of Georgia Ltd.                      GA
Heitman Properties of Indiana Ltd.                      IN
Heitman Properties of Louisiana                         DE
Heitman Properties of Maryland Ltd.                     MD
Heitman Properties of Massachusetts Ltd.                MA
Heitman Properties of Michigan Ltd.                     MI
Heitman Properties of Missouri Ltd.                     MO
Heitman Properties of New Jersey Ltd.                   NJ
Heitman Properties of New York Ltd.                     NY
Heitman Properties of North Carolina Ltd.               NC
Heitman Properties of Oklahoma Ltd-                     OK
Heitman Properties of Rhode Island Ltd.                 RI
Heitman Properties of Tennessee Ltd., Corp              TN
Heitman Properties of Texas Ltd., Inc.                  TX
Heitman Properties of Washington Ltd.                   WA
Heitman Properties Houston Center Inc.                  TX

                                    EXHIBIT B

                           SELLER ASSUMED LIABILITIES

         Following is an exclusive  list and  description  of the Seller Assumed
Liabilities:

          1. All liabilities which should be included as monetary liabilities in the liabilities section of a balance sheet of any of the Acquired Companies as of the Closing Date prepared from the books and records of the Acquired Companies in accordance with generally accepted accounting principles (other than contingent liabilities), including, without limitation, the following:

          a. Accounts payable and accrued expenses;

          b. Leasing commissions payable to employees of the Acquired Companies;

          c. Reimbursement to employees of the Acquired Companies for travel and entertainment expenses; and

          d. Accrued salaries and other compensation and benefits of employees of the Acquired Companies.

          2. Liabilities which are related solely to the operations of the retail property management activities of the Acquired Companies.

          3.   Liabilities   (including   contingent   liabilities)   under  the
Proceedings listed in Part 3.15 of the Disclosure Letter.

          4. Liabilities (including contingent liabilities) under Contracts of the Acquired Companies other than the Applicable Contracts.

          5. Contingent liabilities of the Acquired Companies proximately caused by acts or omissions of the Acquired Companies or their respective directors, officers, employees or agents prior to the Closing (excluding contingent liabilities and other obligations under the Applicable Contracts).

                                    EXHIBIT C

                      SELLER ASSUMED LIABILITIES AGREEMENT
                   NOTICES, ADDRESSES, AND TELECOPIER NUMBERS



KENNEDY-WILSON, INC.                      HEITMAN FINANCIAL LTD
530 Wilshire Boulevard, Suite 101         180 North LaSalle Street
Santa Monica, CA 90401                    Chicago, IL 60601
Attention: Mr. William J. McMorrow        Attention: Roger Smith,
Facsimile No.: (310) 314-8540                        Chief Financial Officer
                                          Facsimile No.: (312) 629-5840

HEITMAN PROPERTIES LTD.                   HEITMAN PROPERTIES LTD.
530 Wilshire Boulevard, Suite 101         530 Wilshire Boulevard, Suite 101
Santa Monica, CA 90401                    Santa Monica, CA 90401
Attention: Mr. William J. McMorrow        Attention: Mr. William J. McMorrow
Facsimile No.: (310) 314-8540             Facsimile No.: (310) 314-8540

                               SCHEDULE 2.5(C)(II)


                FORM OF RETAINED LIABILITIES INDEMNITY AGREEMENT


          THIS AGREEMENT is made as of the 16th day of July 1998 by and among Heitman Properties Ltd., an Illinois corporation (the "Company"), Kennedy-Wilson, Inc., a Delaware corporation ("Buyer"), Heitman Financial Ltd., an Illinois corporation ("Seller"), and the other corporations which are signatories to this Agreement and wholly-owned subsidiaries of the Company listed on Exhibit A hereto (referred to collectively with the Company as the "Acquired Companies").

                                    RECITALS:

          I. Buyer and Seller are parties to the Stock Purchase Agreement dated July 16, 1998 (the "Stock Purchase Agreement") providing for the purchase of all of the outstanding stock of the Company by Buyer from Seller.

          J. This Agreement is the "Retained Liabilities Indemnity Agreement" which is referred to in, and is being executed and delivered by the parties pursuant to, Section 2.5(c)(ii) of the Stock Purchase Agreement.

          K. Capitalized terms which are not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

                                   AGREEMENTS:

          NOW, THEREFORE, in consideration of the foregoing Recitals, consummation of the Stock Purchase Agreement, execution and delivery of the Seller Assumed Liabilities Agreement, and the agreements hereinafter set forth, the parties hereto do hereby agree as follows:

          1. Indemnity. Buyer and the Acquired Companies, jointly and severally, will pay and discharge in a timely manner and will defend, indemnify and hold harmless Seller and all of its Representatives and Related Persons (collectively, the "Indemnitees") from and against any and all actions, causes of action, claims, costs, damages, demands, expenses (including reasonable attorneys and accountants fees and expenses, court costs and litigation expenses), judgments, liabilities and/or losses suffered or incurred by any Indemnitee arising out of or in any manner relating to (a) any of the liabilities and obligations of the Acquired Companies other than the Seller Assumed Liabilities (referred to herein and in the Stock Purchase Agreement as the "Retained Liabilities"), which shall consist of all liabilities and obligations of the Acquired Companies under the Applicable Contracts subject to the indemnity obligations of Seller under the Stock Purchase Agreement with respect to liabilities resulting from any breach of an Applicable Contract prior to the Closing, and/or (b) any claims by Mas Asset Management Corporation, a California corporation, Willy K. Mas, or any successor, assignor or affiliate thereof. Notwithstanding the foregoing, Buyer and the Acquired Companies will not be responsible for payment of the Seller Assumed Liabilities assumed by Seller pursuant to the Seller Assumed Liabilities Agreement, including Seller's prorata share of Retained Liabilities which relate to a period beginning before and ending after the date of this Agreement (e.g., rent and payroll).

          2. Defense. If any Indemnitee notifies Buyer and/or any of the Acquired Companies (collectively, the "Indemnitors") of any claim or notice of the commencement of any action, administrative or legal proceeding or investigation as to which the Indemnitors' obligation to indemnify hereunder applies, the Indemnitors, jointly and severally, shall assume on behalf of such Indemnitee, and conduct with due diligence and in good faith, the investigation and defense of, and the response to, such claim, action, proceeding or investigation, with counsel reasonably satisfactory to the Indemnitee; provided, however, that such Indemnitee will have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further that if any such claim, action, proceeding, or investigation involves both one or more Indemnitees and one or more Indemnitors and such Indemnitee shall have reasonably concluded that there may be legal defenses available to such Indemnitee which are different from, additional to, or inconsistent with those available to any Indemnitor, then such Indemnitee shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, action, proceeding or investigation on its own behalf and at the expense of the Indemnitors.

          3. Failure to Defend. If any claim, action, proceeding or investigation arises as to which the Indemnitors' duty to indemnify hereunder applies and the Indemnitors fail to assume promptly (and in any event within ten
(10) days after being notified of the claim, action, proceeding or investigation) the defense of an Indemnitee, then such Indemnitee may contest and settle the claim, action, proceeding or investigation at the expense of the Indemnitors using counsel selected by such Indemnitee; provided, however, that after any such failure by the Indemnitors no such contest need be made by such Indemnitee and settlement or full payment of any claim may be made by such Indemnitee without the Indemnitors' consent and without releasing the Indemnitors from any obligations to such Indemnitee hereunder.

          4. Expense Reimbursement. The Indemnitors, jointly and severally, will reimburse each Indemnitee for all sums paid and costs incurred by such Indemnitee with respect to any indemnified matter within twenty (20) days following written demand therefor with interest thereon at the maximum legal rate if not paid within such twenty (20) day period. Should any Indemnitee institute any action or proceeding at law or in equity to enforce any provision of this Agreement (including an action for declaratory relief or for damages by reason of any alleged breach of any provision of this Agreement) or otherwise in connection with this Agreement or any provision hereof, it shall be entitled to recover from the Indemnitors, jointly and severally, its reasonable attorneys fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

          5. Subrogation. If any of the Indemnitors fails to indemnity any Indemnitee as provided herein, such Indemnitee shall be subrogated to any rights such Indemnitor may have against third parties relating to the indemnified matter.

          6. Waiver of Defenses. Each of the Indemnitors hereby waives and agrees not to assert or take advantage of any right or defense based on (a) the incapacity or lack of authority or any person or entity, (b) the failure of any Indemnitee to commence an action against any Indemnitor or any other person or entity or to proceed against or exhaust any security held by any person or entity at any time or to purse any other remedy whatsoever at any time, (c) lack of notice of default, demand for performance or notice of acceleration to any Indemnitor or any other person or entity, (d) consideration for this Agreement,
(e) any statute of limitations affecting the liability of any Indemnitor or any other person or entity, and (f) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of any Indemnitor.

          7. Miscellaneous.

          (a) Entire Agreement. This Agreement represents the entire integrated agreement among the parties relating to the subject matter hereof. The parties agree that there are no other agreements or understandings, written or oral, express or implied, tacit or otherwise in respect of the subject matter hereof. This agreement may be amended only in writing.

          (b) Attorneys Fees. If any action is threatened or commenced to interpret or enforce the terms and provisions of this Agreement, the prevailing party or parties shall be entitled to recover its attorneys fees and costs of suit from the other party or parties.

          (c) Fair Meaning. This Agreement shall be interpreted according to its fair meaning and not for or against any party hereto or the drafter of this Agreement. This Agreement has been negotiated between independent counsel separately representing the interests of the Indemnitors and the Indemnitees.

          (d) Independent Representation. The parties hereto acknowledge that each has been represented by separate legal counsel of their own choice, and that no legal advice in respect of this Agreement has been rendered by the counsel of one group of parties to the other group of parties.

          (e) Cooperation. The parties hereto agree to cooperate with each other to the extent necessary to effect the purposes of this Agreement, including without limitation executing additional documents, providing introductions to other persons and providing copies of books and records.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures on signature pages hereof shall be deemed original signatures for all purposes.

          (g) Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth on Exhibit B attached hereto and incorporated herein by this reference (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).

          (h) Separate Actions. Multiple actions may be brought and judgments obtained under this Agreement. A separate and new right of action arises each time that a claim or liability arises under this Agreement.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.



KENNEDY WILSON, INC.                        HEITMAN FINANCIAL LTD.


By:_________________________                By:_________________________


HEITMAN PROPERTIES LTD.                     OTHER ACQUIRED COMPANIES


By:_________________________                By:_________________________
                                               Attorney-in-Fact

                                 SCHEDULE 7.4(I)


                        FORM OF SERVICE BUREAU AGREEMENT

          This Service Bureau Agreement (this "Service Bureau Agreement") is made as of the 17th day of July 1998 (the "Effective Date") by and between Heitman Financial Ltd., an Illinois corporation ("the Service Bureau"), and Kennedy-Wilson, Inc., a Delaware corporation ("KWI").

                                    RECITALS:

          A. The Service Bureau and KWI are parties to the Stock Purchase Agreement dated July 17, 1998 (the "Stock Purchase Agreement") providing for the purchase of all of the outstanding stock of Heitman Properties Ltd., an Illinois corporation (the "Company"), by KWI from the Service Bureau.

          B. This Agreement is the "Service Bureau Agreement" which is referred to in, and is being executed and delivered by the parties pursuant to, Section 7.4(i) of the Stock Purchase Agreement.

          C. Capitalized terms which are not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

                                   AGREEMENTS:

          NOW THEREFORE, in consideration of the mutual agreements and the premises set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 12. Services. During the term of this Service Bureau Agreement, the Service Bureau shall continue to provide to the Acquired
Companies  each  and  all of  the  components  (the  "Components")  of  services described in the Schedule of Services attached as Exhibit I hereto (the "Schedule of Services") containing the description of departmental responsibilities set forth therein, on an as-needed basis and on the same basis and to the same extent as historically provided by the Service Bureau (collectively, the "Services") to the Acquired Companies (the "Business"). At all times during the term of this Service Bureau Agreement, the Services shall be performed in accordance with the standards set forth on the Schedule of Services, and the quality and promptness of the Services shall be consistent with the current quality and promptness of services provided by the Service Bureau to the Business, provided, however, that in no event shall the quality and promptness of delivery of the Services be less than that provided to the Business prior to the Effective Date. Subject to the foregoing, the Service Bureau may perform all services properly authorized by KWI or any of the Acquired Companies, without respect to whether such performance is in violation of the Service Bureau's internal policies and practices.

          Section 13. Term and Termination.

          13.1. Term. The term of this Service Bureau Agreement shall be from the Effective Date until July 15, 1999 unless all Services are terminated sooner pursuant to the terms of Section 2.2; provided, however, that the term of this Service Bureau Agreement may be extended by mutual agreement of KWI and the Service Bureau.

          13.2. Termination of Services by Department. KWI shall have the right to terminate this Service Bureau Agreement with respect to all the Services to be provided or by any component, upon written notice to the Service Bureau, based upon the following schedule of notification:

Component                                 Number of Days' Notice

Corp. Accounts Payable                              30
Cash Management                                     60
Payroll and Labor and Benefits                      60
Human Resources                                     60
Information Services                                60
Office Services                                     30

          Section   14.   Compensation.   KWI   shall  pay   compensation   (the
"Compensation") to the Service Bureau for the Services as follows:

          (i) Compensation shall be paid to the Service Bureau monthly in advance on the Effective Date and on the corresponding day of each succeeding month during which any Services are provided by the Service Bureau hereunder. Compensation shall be paid in accordance with the Schedule of Fees included in
Exhibit I (the "Schedule of Fees") for the components of Services itemized therein until changed as provided herein. In the event of any increase or decrease in the amount or cost of any Component of Services resulting from an increase or decrease in the number of properties managed by the Acquired Companies during the term of this Service Bureau Agreement, the Schedule of Fees shall be equitably increased or decreased, as applicable, by mutual agreement of KWI and the Service Bureau.

          (ii) Upon termination of any of the Services by an entire Component class pursuant to Section 2.2 hereof, the Compensation shall be reduced by that amount attributed on the Schedule of Services which have been terminated, such reduction to be effective as of the first day of the calendar month of such termination of Services.

          (iii) The Service Bureau and KWI agree that the Compensation to be paid to the Service Bureau for the Services will be competitive with third party independent service providers, by Component or by total Services, and that KWI may terminate any Component of the Services in accordance with Section 2.2 hereof if KWI believes that the Compensation for such Component of Services in the Schedule of Fees is not competitive with fees charged by third party independent service providers; provided, however, that the Service Bureau will have the opportunity to match third party sources as to pricing and quality of service provided (unless the Service Bureau declines to provide the service at third party pricing), before KWI terminates a particular Service or Component provided by the Service Bureau.

          Section 15. Confidentiality. Prior to and during the term of this Service Bureau Agreement and in connection with its performance of the Services, each of the parties hereto, its employees, consultants and agents have had and will have access to certain information of a confidential or proprietary nature concerning the other party hereto, its clients, and business (the party which obtains access to information of the other party is hereinafter referred to in this Section 4 as the "receiving party" and the other party is referred to as the "disclosing party"). Each receiving party, recognizing that a relationship of trust and confidence will exist between it and the disclosing party in connection with the providing of the Services, agrees that it, its employees, consultants and agents shall at all times during the term of this Service Bureau Agreement and at all times thereafter treat and maintain as confidential, and shall not at any time use (other than as necessary in the performance of the Services) or disclose to others, any such confidential or proprietary information, including without limitation any information regarding the disclosing party's officers, employees, plans, projects, systems, costs, methods, procedures, finances, services, operations, clients, techniques or records, or any similar information belonging to or concerning clients of the disclosing party which may come within the knowledge of, or which may be developed by the receiving party, its employees, consultants or agents, without in each instance securing the prior written approval of the disclosing party. The receiving party shall exercise the same degree of care in dealing with confidential and/or proprietary information of the disclosing party as it normally exercises in preserving and safeguarding the receiving party's own confidential or proprietary information or confidential and/or proprietary information of its clients generally.

          Section 16. Records and Documents. It is expressly understood and agreed that all records of the Service Bureau relating exclusively to the Acquired Companies' business activities, including but not limited to customer lists, prospects lists, books, records, personnel records, customer files, correspondence files, other files, data, memoranda, printouts, notebooks, reports, reference and resource library materials, financial records of all types and all other documentation relating exclusively to the Acquired Companies, whether in writing, recorded electronically, or in any other form or format whatsoever, and whether delivered to KWI or remaining in. the possession of the Service Bureau, are the sole and exclusive property of KWI and that such records of any type and in any form or format relating to the Services, whether now existing or hereafter created in connection with performance of the Services, likewise are and shall be the sole and exclusive property of KWI. The Service Bureau agrees that at KWI's request it shall deliver all or any portion of such records to KWI and that if no t sooner requested, such records shall be delivered to KWI upon the termination of this Service Bureau Agreement.

          Section 6. Relationship between the Parties. It is expressly understood and agreed that the Service Bureau is not the agent of KWI but is an independent contractor while performing the Services, and the Service Bureau will not represent to anyone that it is the agent of KWI. This Service Bureau Agreement shall not be deemed to create any relationship of partnership, agency or employment.

          Section 7. Entire Agreement. This Service Bureau Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

          Section 8. Binding Effect. This Service Bureau Agreement shah be binding upon and inure to the benefit of the parities hereto and their respective successors and assigns; provided, however, that this Service Bureau Agreement and all rights hereunder may not be assigned by the Service Bureau except with the prior written consent of KWI; PROVIDED that this Agreement may be assigned by the Service Bureau to any affiliate controlled. by Heitman Financial Ltd. No amendment of this Service Bureau Agreement or waiver of any of its provisions shall be effective except by a writing signed by both parties hereto.

          Section 9. Severability. The provisions of this Service Bureau Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

          Section 10. Caption. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Service Bureau Agreement.

          Section 11. Separate Counterparts. This Service Bureau Agreement may be executed in several counterparts, all of which when taken together (whether the signatures of all the parties appear on one or several counterparts) shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Service Bureau Agreement.

          Section  12.  Notices.   All  notices  hereunder  shall  be  given  in
accordance with the notice provisions of the Stock Purchase Agreement.

          Section 13. Governing Law and Jurisdiction and Service of Process. The execution, interpretation and performance of this Service Bureau Agreement shall be governed by the laws of the State of Illinois (without regard to conflicts of laws principles) which apply to contracts executed and to be performed solely in Illinois. Any ' action or proceeding with respect to this Service Bureau Agreement shall be subject to the provisions of Section 11.6 of the Stock Purchase Agreement.

          Section 14. Consequential Damage. The Service Bureau shall not be liable to KWI for indirect, consequential or incidental damages of any kind or nature, including, without limitation, loss of profits or damage to or loss of use of any property, any interruption or loss of service, or any loss of business, howsoever caused.

          Section 15. Force Majeure. The Service Bureau shall be excused for failure to provide any Service to the extent that such failure is directly or indirectly caused by acts of God, national emergency, labor dispute, electrical malfunction, transportation delays, telecommunication failures, or any other event or circumstance beyond the reasonable control of the Service Bureau, but only until the cessation of such event or circumstance. In the event that the Service Bureau's performance hereunder is affected by such an event or circumstance, the Service Bureau shall promptly notify KWI of same, giving reasonably full particulars thereof and, insofar as known, the probable extent to which it will be unable to perform, or will be delayed in performing, its obligations hereunder and the Service Bureau shall use reasonable efforts to remove such force majeure.

          Section 16. Exculpation of Service Bureau. The Service Bureau shall be excused from, have no liability for, and be defended, indemnified and held harmless by KWI and the Acquired Companies, from and against, all liabilities, claims, damages and expenses (including reasonable attorneys fees) arising out of or relating to this Agreement except for gross negligence or willful misconduct of the Service Bureau.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Service Bureau Agreement as of the date first above written.


                                               HEITMAN FINANCIAL LTD.


                                               By:__________________________


                                               KENNEDY-WILSON, INC.


                                               By:__________________________

  Propos          Vice Bur. Cost

  PAYROLL
         MCLAUGHLIN.MICHAEL J.
         RAMIREZ, LETICIA
                                                     75,000
  HFL CASH MGMT
         MERTENS, JEAN M
         SHILLINGTON, JEFF K
         KIKOS, LAURIE L
         RAGIS, MARGE
         GARCIA, JEAN
         RISBERG, ARLENE
         BROUSSARD, SHERRY D.
         FUNG, KITMEI
         HERRES, TERESA
         CHOY, WING YIP
         KAUFFIN, KIM ALICIA
                                                     226,000
 HFL HUMAN RESOURCES
         SMITH LAPPLEY, MARY JANE
         GRUEMMER, PAIGE E
         HOEMEKE, DEBORAH
         REICH, MARGARET E
         ROBERTSON, JENNIFER
         SHERMAN, NATALIE
         LUCAS, GINA
         KUH, CAROLINE
         PITTS, ANGILIQUE
         CHLOPEK, ESTELLE M
                                                     152,000
HFL MIS
Applications
         SLONSKI, MARK R
         THOMAS, JUDFTH A
         RYBAK, KATHLEEN
         BROOKS, CARRIE
         KELLY, CHRISTINE
         PRIEST KIT (C)
                                                     125,000
Network/Email/Hardware
         JONES,KELLY
         KAYE, DAN M.
         HOBSON, SHIRLEY
         SCHFCK, MICHAEL R.
         SOBEL, ROBERT RHEE
         BANKS, JOSHUA
         DESCO, JOALLE MARIE
         GAVENDA(C)
         WADZINSKI (C)
                                                     283,000
Help Desk
         FELLER, JULIE
         WEISS, STEPHAN
         MUELLER, TODD
         DAVIS, BERNARD
         URICH, ROBERT JOHN
         GUNDERSON, GARY
         JEFFERSON, TONYA
         WILLTAMS, DARREN (C)
         COOPER, LARONA D
                                                                     139,000
                                                                   ---------
         HFL                                                       1,000,000


                            FORM OF DISCLOSURE LETTER

                             HEITMAN FINANCIAL LTD.
                         9601 WILSHIRE BLVD., SUITE 200
                         BEVERLY HILLS, CALIFORNIA 90210


July 16, 1998

Kennedy-Wilson, Inc.
530 Wilshire Boulevard, Suite 101
Santa Monica, California 90401
Attention:  Mr. William J. McMorrow

Ladies and Gentlemen:

This is the initial Disclosure Letter referred to and defined in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") between Heitman Financial Ltd., an Illinois corporation ("Seller"), and Kennedy-Wilson, Inc., a Delaware corporation ("Buyer"), covering the purchase and sale of outstanding stock of Heitman Properties Ltd., an Illinois corporation (the "Company").

Capitalized terms herein which are not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement. References herein to a "Part" of this Disclosure Letter correspond to the references to Parts of the Disclosure Letter in the Stock Purchase Agreement. References herein to Exhibits and Schedules are to Exhibits and Schedules to the Stock Purchase Agreement which are incorporated herein by such references.


Part 3.1 See Schedules 1.SHS, 1.SUBS, and 3.3. The Company is qualified to do business in California.

Part 3.2 There may be one or more Contracts which require a Consent due to "change in control" provisions.

Part 3.4       No exceptions.

Part 3.6 See Schedule 2.5(b)(iii) listing Applicable Contracts, including leases.

Part 3.10      No exceptions.

Part 3.11      See Part 3.11 attached hereto and the Indemnity.

Part 3.13      See Part 3.13 attached hereto.

Part 3.14(b) See Part 3.27 attached hereto. Each of the Acquired Companies (or an individual associated therewith) is licensed as a real estate broker in the state in which it does business if and as required by applicable law.

Part 3.15      See Part 3.15 attached hereto.

Part 3.16      No exceptions.

Part 3.17(a) See Schedule 2.5(b)(iii) and Schedule 3.20. The property management contract for the Hunt Club in Oregon will be assigned prior to the Closing by Heitman Properties of Oregon Ltd. ("Oregon") to one of the Acquired Companies or another subsidiary of Buyer because the stock of Oregon is an Excluded Asset. The Transitional Services Agreement which will be entered into by the parties thereto at the Closing will constitute one of the Applicable Contracts. The retail property management agreements for Arden Fair, McKinely Mall and Plaza Frontenac will be retained by the Company but the management services for those properties will be provided by Seller or an affiliate of Seller pursuant to the Transitional Services Agreement.

Part 3.17(b)   No exceptions.

Part 3.17(c)   No exceptions.

Part 3.17(d)   No exceptions.

Part 3.17(e)   See Part 3.17(e) attached hereto.

Part 3.18(b) See Part 3.18 attached hereto. Insurance policies maintained by or for the benefit of the Acquired Companies include customary deductibles and co- insurance provisions.

Part 3.18(c)   See Part 3.18 attached hereto.

Part 3.18(d)   See Part 3.18 attached hereto.

Part 3.19      No exceptions.

Part 3.20 See Schedule 3.20 and Part 3.20 attached hereto. Detailed information with respect to the position, compensation and benefits of employees of the Acquired Companies has been provided to Buyer in connection with its due diligence investigation and additional information required by Buyer will be provided on request.

Part 3.22 Licenses for use of copyrighted software used in the Ordinary Course of Business and pending copyright to name STRATA Real Estate Services.

Part 3.25      See Part 3.25 attached hereto.

Part 3.26      See Part 3.26 attached hereto.

Part 3.27      See Part 3.27 attached hereto.



Very truly yours,



HEITMAN FINANCIAL LTD.


By:_________________________
   Eric Mayer, Vice Chairman